SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Stanley Black & Decker, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 15, 2013

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. on April 16, 2013, at the Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions on back cover).

     This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

     The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

John F. Lundgren
Chairman and Chief Executive Officer

2013 Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m., April 16, 2013

Place:	Stanley Black & Decker University
1000 Stanley Drive
New Britain, Connecticut 06053

Record Date:	February 25, 2013

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

  Election of directors
  Approve the Stanley Black & Decker 2013 Long-Term Incentive Plan
  Approve selection of Ernst & Young LLP as the registered independent public accounting firm for fiscal 2013
  Approve compensation of named executive officers on an advisory basis
  Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

			Page Reference
Proposal No.	Matter	Board Vote Recommendation	(for more detail)
1	Election of Directors	FOR EACH NOMINEE	1
2	Approve the Stanley Black & Decker 2013 Long-Term Incentive Plan	FOR	45
3	Approve Ernst & Young LLP as the Registered Independent
	Public Accounting Firm for Fiscal 2013	FOR	51
4	Approve Compensation of Named Executive Officers on an
	Advisory Basis	FOR	52

Board Nominees

The following table provides summary information about each director nominee. (Please see “Item 1—Election of Directors” for more information). Each director is elected by a plurality of the votes cast. However, if a director nominee in an uncontested election receives more votes “against” than “for” election, the term of that director will end on the earlier of (1) 90 days or (2) the date the Board selects a successor; provided that the Board (excluding such nominee) will have the right to select any qualified individual to fill the vacancy (including, subject to the Board’s fiduciary duties to the Company, such nominee) (please see “Voting Information, Vote required for approval” for more information). Each director nominee is a current director and attended at least 75% of the aggregate of all meetings of the Board and each committee on which he or she sits.

(i)

		Director				Committee Memberships
Name	Age	Since		Occupation	Independent	E	A	CG	FP	CO
George W. Buckley	66	2006	(B)	Retired Executive Chairman of	X		X			X
				3M Company
Patrick D. Campbell	60	2008		Retired Senior Vice President	X	X	X		X
				and Chief Financial Officer,
				3M Company
Carlos M. Cardoso	55	2007		Chairman of the Board,	X			X		X
				President and Chief Executive
				Officer of Kennametal, Inc.
Robert B. Coutts	63	2007		Retired Executive Vice	X	X		C	X
				President, Electronic Systems
				Lockheed Martin
Benjamin H. Griswold, IV	72	2001	(B)	Chairman, Brown Advisory	X	X	X			C
John F. Lundgren	61	2004		Chairman and Chief Executive		C
				Officer of Stanley Black &
				Decker, Inc.
Anthony Luiso	69	1988	(B)	Retired President-Campofrio	X	X	C	X
				Spain, Campofrio Alimentacion,
				S.A.
Marianne M. Parrs	68	2008		Retired Executive Vice	X				X	X
				President and Chief Financial
				Officer of International
				Paper Company
Robert L. Ryan	69	2005	(B)	Retired Senior Vice President	X	X		X	C
				and Chief Financial Officer,
				Medtronic, Inc.
____________________

E	Executive Committee
A	Audit Committee
CG	Corporate Governance Committee
FP	Finance and Pension Committee
CO	Compensation and Organization Committee
B	Former Black & Decker director
C	Chair

Corporate Governance Highlights

In 2012 a majority of the Company’s shareholders, (93.7%), voted “for” the compensation of our named executive officers in connection with the “Say on Pay” vote. As part of the Board’s ongoing review of the Company’s corporate governance and compensation practices, the Board considered the results of last year’s Say on Pay vote, examined current views on corporate governance best practices and determined that our executive compensation programs are structured to reward pay for performance.

Stanley Black & Decker 2013 Long-Term Incentive Plan

The Board has approved, and recommends the Company’s shareholders approve, a new Stanley Black & Decker 2013 Long-Term Incentive Plan (the “2013 LTIP”) to replace the Company’s existing 2009 Long-Term Incentive Plan (“2009 Plan”). The Company is seeking shareholder approval of the new 2013 LTIP in order to secure adequate shares to fund expected awards under the Company’s long-term incentive program in 2013 and beyond. The Board believes that the proposed increase in the number of shares available under the 2013 LTIP represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are an important component of the Company’s overall compensation program and function to link the compensation ultimately received by participants with the long-term performance of the Company. The 2013 LTIP is based on, and is substantially similar to, the shareholder approved 2009 Plan. Please see “Item 2—Approval of the Stanley Black & Decker 2013 Long-Term Incentive Plan” for more information.

(ii)

Auditors

We ask that the shareholders approve the selection of Ernst & Young LLP as our registered independent public accounting firm for fiscal year 2013. Please see “Item 3—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided in 2011 and 2012.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including:

  We achieved strong Company operating performance and double-digit total shareholder return of 12.3% in 2012 and recorded three-year annualized total shareholder return of more than 15.6% which exceeded the S&P 500 (+10.9%) over the same period.

  From the announcement of the merger between The Stanley Works and Black & Decker in November 2009 to December 31, 2012, the value of a share of Company common stock increased by more than 99% for those who held Black & Decker common stock (reflecting the issuance of 1.275 shares of The Stanley Works common stock for each share of Black & Decker stock) and 64% for those who held The Stanley Works common stock.

  The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s Say on Pay vote and determined that our executive compensation programs are designed to reward pay for performance.

  Our long-term performance targets are aggressive as evidenced by the fact that three of our last five long-term incentive programs have paid out below target.

  Our pay for performance alignment is strong, with pay opportunity targeted at the market median and 1- and 3-year realizable pay for our Chief Executive Officer consistently aligned with our performance over the same periods.

  Our compensation programs follow executive compensation best practices such as: no tax gross-ups on severance arrangements or perquisites; a policy prohibiting hedging of Company stock and a holding period requirement on executive stock ownership.

Please see “Item 4—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

2014 Annual Meeting

  Shareholder proposals submitted for inclusion in our 2014 Proxy Statement pursuant to Rule 14a-8 of the Exchange Act must be received by us no later than November 15, 2013.

  Notice of shareholder proposals for the 2014 Annual Meeting of Shareholders, submitted other than pursuant to Rule 14a-8, must be delivered to us no earlier than November 15, 2013 and no later than December 15, 2013.

Please see “Shareholder Proposals for the 2014 Annual Meeting” for more information.

(iii)

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 15, 2013

To the Shareholders:

     The Annual Meeting of Shareholders of Stanley Black & Decker, Inc. will be held at the Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 16, 2013, at 9:30 a.m. for the following purposes:

(1)	To elect the Board of Directors of Stanley Black & Decker, Inc.;

(2)	To approve the Stanley Black & Decker 2013 Long-Term Incentive Plan;

(3)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2013 fiscal year;

(4)	To approve, on an advisory basis, the compensation of the Company’s named executive officers; and

(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on February 25, 2013 are entitled to vote at the meeting and any adjournment or postponement thereof.

     Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 16, 2013: This Proxy Statement, together with the Form of Proxy and our Annual Report, are available free of charge by clicking on “SEC Filings” under the Investor section of the Company’s website (www.stanleyblackanddecker.com).

Bruce H. Beatt
Secretary

STANLEY BLACK & DECKER, INC.
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 16, 2013 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company”), a Connecticut corporation, to be voted at the 2013 Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice. No business may be transacted at the Annual Meeting other than the business specified in the Notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the Company’s Secretary that was received after November 9, 2012 and before December 9, 2012. The Company did not receive any such notice. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

     On March 12, 2010, a wholly owned subsidiary of The Stanley Works was merged with and into The Black & Decker Corporation, with the result that The Black & Decker Corporation became a wholly owned subsidiary of The Stanley Works (the “Merger”). In connection with the Merger, The Stanley Works changed its name to Stanley Black & Decker, Inc. Throughout this Proxy Statement, references to the “Company” refer to Stanley Black & Decker, Inc., formerly known as The Stanley Works. The Black & Decker Corporation continues to exist as a wholly owned subsidiary of the Company; references to “Black & Decker” in this Proxy Statement refer to The Black & Decker Corporation as it existed prior to completion of the transaction.

     This Proxy Statement, the accompanying Notice of the Annual Meeting and the enclosed proxy card are first being mailed to shareholders on or about March 15, 2013.

ITEM 1—ELECTION OF DIRECTORS

     At the 2013 Annual Meeting, the shareholders will be asked to elect all of the nominees set forth below to the Board of Directors. Each director, if elected, will serve until the 2014 Annual Meeting and until the particular director’s successor has been elected and qualified.

     The Board of Directors recommends a vote FOR the nominees. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

     Information Concerning Nominees for Election as Directors

GEORGE W. BUCKLEY, retired, Executive Chairman of 3M Company, was elected a director of Black & Decker in 2006 and was appointed to the Company’s Board of Directors on March 12, 2010 when the Merger was completed. Mr. Buckley served as Chairman, President and Chief Executive Officer of 3M Company from December 2005 until May 8, 2012.

From 1993 to 1997, Mr. Buckley served as the chief technology officer for the Motors, Drives, and Appliance Component Division of Emerson Electric Company. Later, he served as President of its U.S. Electric Motors Division. In 1997, he joined the Brunswick Corporation as a Vice President, became Senior Vice President in 1999, and became Executive Vice President in 2000. Mr. Buckley was elected President and Chief Operating Officer of Brunswick in April 2000 and Chairman and Chief Executive Officer in June 2000. As noted above, he was elected Chairman, President and Chief Executive Officer of 3M Company in December 2005. Mr. Buckley serves as a director of Archer-Daniels-Midland Company, Hitachi Ltd and PepsiCo Inc. and also as Chairman of Arle Capital Partners and Chairman of Expro International. Within the past five years Mr. Buckley has served on the boards of 3M Company, Ingersoll-Rand plc and Tyco Corporation.

Mr. Buckley, who is 66, is a member of the Audit Committee and of the Compensation and Organization Committee.

As the former Chairman, President and Chief Executive Officer of 3M Company, Mr. Buckley provides the Board with the expertise and knowledge of managing a large, multi-national corporation. This knowledge, combined with his prior experience as the Chief Executive Officer of Brunswick Corporation, provides a valuable resource to the Board and management.

PATRICK D. CAMPBELL, retired, Senior Vice President and Chief Financial Officer of 3M Company, was elected Lead Independent Director of the Company in February 2013 and has been a director of the Company since October 2008. He served as Senior Vice President and Chief Financial Officer of 3M Company from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation where he served in various finance related positions during his 25 year career with that company.

Mr. Campbell is 60 years old and is a member of the Audit Committee, the Finance and Pension Committee and of the Executive Committee.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. Before he joined 3M Company, Mr. Campbell worked at General Motors in various capacities, including the role of Chief Financial Officer and Vice President of General Motors International Operations, based in Switzerland, for six years. This experience gives Mr. Campbell a perspective that he is able to use to help the Board understand the issues management confronts on a daily basis and to serve as a resource for management.

CARLOS M. CARDOSO, Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., has been a director of the Company since October 2007. Mr. Cardoso joined Kennametal in 2003 and served as Vice President and Chief Operating Officer prior to assuming his current position in 2005. Prior to his tenure with Kennametal, Mr. Cardoso was President of the Pump Division of Flowserve Corporation from 2001 to 2003. Mr. Cardoso also serves as a director of Hubbell Incorporated.

Mr. Cardoso is 55 years old and is a member of the Corporate Governance Committee and of the Compensation and Organization Committee.

As the Chairman of the Board, President and Chief Executive Officer of Kennametal, Inc., Mr. Cardoso faces the challenge of managing a complex company on a daily basis. This experience, combined with the skills Mr. Cardoso has acquired in his leadership roles at Kennametal, Inc. and Flowserve Corporation, make him a valuable resource for the Board and management.

ROBERT B. COUTTS, retired, Executive Vice President, Electronic Systems of Lockheed Martin, has been a director of the Company since July 2007. Mr. Coutts served as Executive Vice President, Electronic Systems of Lockheed Martin from 1998 through 2008. Prior to his tenure with Lockheed Martin, Mr. Coutts held senior management positions over a 20-year period with the General Electric Company. In addition, he is a director of Hovnanian Enterprises, Inc. and of Pall Corporation.

Mr. Coutts is 63 years old and is Chair of the Corporate Governance Committee and a member of the Finance and Pension Committee and of the Executive Committee.

Mr. Coutts’ long experience in senior management of Lockheed Martin and General Electric Company has led him to develop expertise in manufacturing, supply chain management, and government contracting that is of value to the Board as the Company seeks to expand its sales to the U.S. government and continue to improve its global manufacturing operations and sourcing.

BENJAMIN H. GRISWOLD, IV, Chairman, Brown Advisory, was elected a director of Black & Decker in 2001 and was appointed to the Company’s Board of Directors on March 12, 2010, when the Merger was completed.

Mr. Griswold joined Alex. Brown & Sons in 1967, became a partner of the firm in 1972, was elected Vice Chairman of the Board and director in 1984, and became Chairman of the Board in 1987. Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he became Senior Chairman of BT Alex. Brown, and upon the acquisition of Bankers Trust by Deutsche Bank in 1999, he became Senior Chairman of Deutsche Banc Alex. Brown, the predecessor of Deutsche Bank Securities Inc. Mr. Griswold retired from Deutsche Bank Securities Inc. in February 2005 and was appointed Chairman of Brown Advisory, an asset management and strategic advisory firm, in March 2005. Mr. Griswold also serves as non-executive Chairman of W.P. Carey, Inc. and Lead Director of Flowers Foods, Inc. He also serves on the Deutsche Bank Americas Client Advisory Board. In the non-profit sector, he is a trustee emeritus of the Johns Hopkins University and the Peabody Institute and chairs the Baltimore Symphony Orchestra’s Endowment Board.

Mr. Griswold, who is 72, is Chair of the Compensation and Organization Committee and a member of the Audit Committee and of the Executive Committee.

Mr. Griswold brings to the Board substantial experience with finance and investment banking matters after spending more than 30 years in the financial services industry, including a number of years in various leadership positions. Combined with his long tenure as a director of Black & Decker, Mr. Griswold is an important resource for the Board and management.

JOHN F. LUNDGREN, Chairman and Chief Executive Officer of the Company, has been a director of the Company since March 2004. Mr. Lundgren served as Chairman and Chief Executive Officer of the Company from March 2004 through March 2010. In connection with the Merger, Mr. Lundgren relinquished his role as Chairman of the Board on March 12, 2010. On March 13, 2013, Mr. Lundgren again assumed the role of Chairman of the Board in addition to his role as Chief Executive Officer. Before he joined the Company, Mr. Lundgren served as President-European Consumer Products of Georgia Pacific Corporation from 2000 to 2004. Formerly, he had held the same position with James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific. Mr. Lundgren also serves on the board of Callaway Golf Company.

Mr. Lundgren is 61 years old and is Chair of the Executive Committee.

As the Chief Executive Officer of the Company, Mr. Lundgren provides the Board with knowledge of the daily workings of the Company and also with the essential experience and expertise that can be provided only by a person who is intimately involved in running the Company. Mr. Lundgren’s service on the Board and as Chief Executive Officer of the Company provides necessary continuity of leadership for the Company.

ANTHONY LUISO, retired, President-Campofrio Spain, Campofrio Alimentacion, S.A., was elected a director of Black & Decker in 1988 and was elected a member of the Company’s Board of Directors on May 20, 2010.

Mr. Luiso was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. He held various positions at Beatrice, including President and Chief Operating Officer of the International Food Division and President and Chief Operating Officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become Group Vice President and Chief Operating Officer of the Foodservice Group of International Multifoods Corporation and served as Chairman of the Board, President, and Chief Executive Officer of that corporation until 1996. He served as Executive Vice President of Tri Valley Growers during 1998. In 1999, he joined Campofrio Alimentacion, S.A., the leading processed meat products company in Spain, as President-International and subsequently served as President of Campofrio Spain through 2001.

Mr. Luiso, who is 69, is Chair of the Audit Committee and a member of the Corporate Governance Committee and of the Executive Committee.

Based on Mr. Luiso’s service as a director of Black & Decker for over 20 years, he has extensive knowledge of the Black & Decker business. This knowledge, together with his prior management experience, is of great value to the Board and management, particularly during the integration of the two companies.

MARIANNE M. PARRS, retired, Executive Vice President and Chief Financial Officer at International Paper, has been a director of the Company since April 2008. Ms. Parrs has held a number of executive and management positions at International Paper Company since 1974, including Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain-Delivery from 1999 to 2005 and Executive Vice President and Chief Financial Officer from November 2005 until the end of 2007. Ms. Parrs also serves on the boards of CIT Group Inc.; Signet Jewelers Limited; the Rise Foundation in Memphis, Tennessee; Memphis First Institute in Memphis, Tennessee; Josephines Circle in Memphis, Tennessee; and the United Way of the Mid-South.

Ms. Parrs is 68 years old and is a member of the Compensation and Organization Committee and of the Finance and Pension Committee.

As the former Executive Vice President and Chief Financial Officer of International Paper Company, Ms. Parrs brings expert knowledge in finance to the Board. Ms. Parrs also brings experience in supply chain management and communication matters through an earlier role at International Paper Company. This experience makes Ms. Parrs a valuable resource for the Board and management.

ROBERT L. RYAN, retired, Senior Vice President and Chief Financial Officer, Medtronic Inc., was elected a director of Black & Decker in 2005 and was appointed to the Company’s Board of Directors on March 12, 2010, when the Merger was completed.

Mr. Ryan was a management consultant for McKinsey and Company and a Vice President for Citicorp. He joined Union Texas Petroleum Corporation as Treasurer in 1982, became Controller in 1983, and was promoted to Senior Vice President and Chief Financial Officer in 1984. In April 1993, Mr. Ryan was named the Senior Vice President and Chief Financial Officer of Medtronic, Inc. He retired from Medtronic in 2005. Mr. Ryan also serves as a director of Citigroup Inc. and General Mills, Inc., is a trustee of Cornell University, and within the past five years has served on the board of UnitedHealth Group, Inc. and The Hewlett-Packard Company.

Mr. Ryan, who is 69, is Chair of the Finance and Pension Committee and a member of the Corporate Governance Committee and of the Executive Committee.

As the former Chief Financial Officer of Union Texas Petroleum Corporation and Medtronic, Inc., Mr. Ryan has extensive experience in finance matters and is a financial expert. Mr. Ryan also has served on a number of boards of public companies, and the experience gained by serving on those boards makes him a valuable resource for the Company.

Board of Directors

     Qualifications of Directors and Nominees. As noted above, on March 12, 2010, a wholly owned subsidiary of the Company merged with and into The Black & Decker Corporation, with the result that The Black & Decker Corporation became a wholly owned subsidiary. The Company’s Board recognizes the value that former board members of Black & Decker bring to the Company, as their knowledge and experience with Black & Decker facilitates the Board’s oversight of the integration of the two companies. Four of those directors, and five directors who were members of the Company’s board of directors prior to the Merger, collectively constituting the entire Board, are up for reelection. The Company believes that each of these directors should be reelected, as their qualifications, skills and experience continue to be of value to the Company.

     The Company carefully considered the qualifications, skills and experience of each director when concluding that the director should serve on the Board. With respect to each individual director, the Company believes that the director is appropriate to serve on the Board due to the qualifications and experience described above.

     Board Leadership Structure. In connection with the Merger, the roles of Chairman and Chief Executive Officer were separated. Prior to the Merger Mr. Lundgren held both titles. Separating the role of Chairman from that of Chief Executive Officer had allowed Mr. Lundgren in his capacity as Chief Executive Officer to focus on the integration of the Stanley and Black & Decker businesses; however, as the integration is nearing successful completion and Mr. Archibald has retired as Executive Chairman of the Company, the Board elected Mr. Lundgren to serve in the additional capacity as Chairman of the Board of the Company. Additionally, in connection with the Merger, a Lead Independent Director position was created. Patrick D. Campbell is the Company’s Lead Independent Director.

     Under the terms of the Company’s Bylaws and Corporate Governance Guidelines, the Chairman presides at all meetings of the Board at which he is present and, jointly with the Lead Independent Director, establishes a schedule of agenda subjects to be discussed during the year at the beginning of each year and the agenda for each Board meeting. The Lead Independent Director presides at executive sessions of the Board and at any meeting of the Board at which the Chairman and Executive Officer is not present, participates in the establishment of agendas as described in the preceding sentence, ensures that the views, opinions and suggestions of the other independent directors are adequately brought to the attention of the Chairman and Chief Executive Officer and, together with the Chairman and Chief Executive Officer, ensures that such views, opinions and suggestions are adequately addressed with the Board.

     Risk Oversight. As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that details the Company’s risk management policies and procedures. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Finance and Pension Committee also periodically reviews the Company’s risk management program and its adequacy to safeguard the Company against extraordinary liabilities or losses. The Finance and Pension Committee reports to the full Board regarding the status of the Company’s risk management program and policies, and any issues or concerns that may arise. To ensure that there is appropriate Board oversight of the risk management process, the Board is committed to having individuals experienced in risk management on both the Audit Committee and the Finance and Pension Committee.

     Meetings. The Board of Directors met five times during 2012. The Board’s standing committees met the number of times shown in parentheses: Executive (0), Audit (4), Corporate Governance (5), Finance and Pension (2), and Compensation and Organization (5). The members of the Board serve on the committees described in their biographical material on pages 2-4. In 2012, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served that have been held since the director became a member of the Board or the applicable committees. Although the Company has no formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings, all but two of the members of the Board of Directors attended the 2012 Annual Meeting.

     Director Independence. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “Corporate Governance” section of the Company’s website (which appears under the “Investors” heading) at www.stanleyblackanddecker.com. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Lundgren, are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance, and Compensation and Organization Committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

     Executive Committee. The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors. The Executive Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

     Audit Committee. The Audit Committee nominates the Company’s independent auditing firm, reviews the scope of the audit, approves in advance audit and non-audit services, and reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies. The Audit Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Audit Committee. The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Director Independence Standards, the applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Audit Committee has issued a standing invitation to all members of the Board of Directors to attend Audit Committee meetings. The Board of Directors has determined that Anthony Luiso meets the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5) of Regulation S-K and that all members are financially literate under the current New York Stock Exchange listing standards. The Audit Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

     Corporate Governance Committee. The Corporate Governance Committee makes recommendations to the Board of Directors as to Board membership and considers names submitted to it in writing by shareholders as well as recommendations from third party search firms, current directors, Company officers, employees and others. The Corporate Governance Committee recommends directors for Board committee membership and committee chairs, and recommends director compensation. The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of director compensation are described below under the heading “Director Compensation.” The Corporate Governance Committee has taken the lead in articulating the Company’s corporate governance guidelines and establishing a procedure for evaluating Board performance. The Corporate Governance Committee also approves policy guidelines on charitable contributions. The Company’s Bylaws require that every director be a shareholder of the Company. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the desired attributes of individual directors are: integrity and demonstrated high ethical standards; experience with business administration processes and principles; the ability to express opinions, raise difficult questions, and make informed, independent judgments; knowledge, experience, and skills in at least one specialty area (such as accounting or finance, corporate management, marketing, manufacturing, technology, information systems, international business, or legal or governmental affairs); the ability to devote sufficient time to prepare for and attend Board meetings; willingness and ability to work with other members of the Board in an open and constructive manner; the ability to communicate clearly and persuasively; and diversity with respect to other characteristics, which may include, at any time, gender, ethnic background, geographic origin, or personal, educational and professional experience.

     The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Corporate Governance Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com.

     Shareholders who wish to submit names to be considered by the Corporate Governance Committee for nomination for election to the Board of Directors should, as set forth in the Company’s Bylaws, send written notice to the Secretary of the Company to be received at its principal executive offices at least 90 days but no more than 120 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting, which notice should set forth (i) the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder or such other person, (iii) a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected, and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination.

     Compensation and Organization Committee. The Compensation and Organization Committee (the “Compensation Committee”), with the assistance of its compensation consultant, periodically conducts on-going evaluations of existing executive compensation programs and administers the Company’s executive compensation plans. The Committee met five times during 2012 and met in executive session at the end of each of those meetings to review different aspects of the Company’s executive compensation programs. The Committee has retained Pay Governance LLC as an independent compensation consultant to advise the Committee. Representatives from Pay Governance LLC were present at four meetings of the Compensation Committee. No management employees participated in executive sessions relating to compensation arrangements for our Chief Executive Officer. The procedures and process followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described below under the heading “Executive Compensation.” The Board of Directors has made the determination that all of the members of the Compensation Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards. The Compensation Committee operates under a charter, which is available free of charge on the “Corporate Governance” section of the Company’s website, www.stanleyblackanddecker.com. The following persons served as members of the Compensation Committee during 2012: John G. Breen, George W. Buckley, Carlos M. Cardoso, Benjamin H. Griswold, IV (Chair), Anthony Luiso and Marianne M. Parrs.

     Finance and Pension Committee. The Finance and Pension Committee advises in major areas concerning the finances of the Company and oversees the Company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans. The Board of Directors has made the determination that all of the members of the Finance and Pension Committee are independent according to the Director Independence Standards, applicable rules of the Securities and Exchange Commission, and as independence is defined in Section 303A of the New York Stock Exchange listing standards.

     Director Compensation. The Company pays its directors who are not employees of the Company or any of its subsidiaries an annual retainer and pays an additional fee to those non-employee directors who serve as committee chairs and to the Lead Independent Director. The annual retainer fee paid to non-employee directors during 2012 was $125,000. In addition, fees for committee chairs were $20,000 per year for the chairs of the Audit Committee and the Compensation Committee. The chairs of the Corporate Governance Committee and the Finance and Pension Committee were $15,000 per year and the Lead Independent Director fee was $25,000 per year. Non-employee directors may defer any or all of their fees in the form of Company common stock or as cash accruing interest at the five-year Treasury bill rate. The Company also grants its non-employee directors Restricted Stock Units with dividend equivalent rights pursuant to the Company’s Restricted Stock Unit Plan for Non-Employee Directors (the “Director RSU Plan”). These Awards are fully vested at the time of grant and entitle each recipient to a cash payment equal to the market value of a share of Company common stock at the time of settlement plus accrued dividends from the date of grant. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director. On April 17, 2012, each non-employee director of the Company received 1,594 Restricted Stock Units with dividend equivalent rights pursuant to the Director RSU Plan. Directors may also receive Company products with an aggregate value of up to $5,000 annually.

     Stock Ownership Policy for Non-Employee Directors. The Board maintains a Stock Ownership Policy for Non-Employee Directors, a copy of which can be found on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com. Pursuant to that policy, Directors are expected to hold shares having a value equal to 500% of the annual cash retainer.

     Executive Sessions and Communications with the Board. Pursuant to the Corporate Governance Committee Charter, the Lead Independent Director presides over executive (non-management) meetings of the Board. Shareholders or others wishing to communicate with the Lead Independent Director, the Board generally, or any specific member of the Board of Directors may do so by mail addressed to Stanley Black & Decker, Inc., c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 or by calling the Company’s Ethics Hotline, an independent toll-free service at 1-800-424-2987 (extension 53822).

     Business Conduct Guidelines. The Company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees and a code of ethics for the Chief Executive Officer and senior financial officers. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com or otherwise upon request addressed to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

     Director Continuing Education. The Company regularly provides directors with continuing education on a variety of topics. In 2012, subjects covered with Board members included current trends in corporate governance and executive compensation, implications of new legal requirements and directors’ liability and insurance. In addition, the Company provided all directors with a subscription to Agenda, a weekly publication that focuses on governance issues of interest to directors of public companies.

     Related Party Transactions. Pursuant to the Company’s Business Conduct Guidelines, employees, officers and directors are required to bring any potential conflict of interest, including any proposed related party transaction involving a related person as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), to the attention of the General Counsel. The General Counsel obtains the facts to determine whether a conflict or potential conflict exists and determines the appropriate action in consultation with appropriate members of management. Where a proposed transaction involves a Related Person, the General Counsel discusses the reasons for the transaction with appropriate members of management. In the event management believes it is in the best interest of the Company to proceed with the transaction, the proposed transaction is brought to the attention of the Board for its review and approval.

Security Ownership of Certain Beneficial Owners

     No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company as of February 25, 2013, except as shown in this table.

	(2) Name and address of	(3) Amount and nature of	(4) Percent of
(1) Title of class	beneficial owner	beneficial ownership	class
Common Stock	Massachusetts Financial	10,575,519 (9,446,524 sole voting power;	6.3%
$2.50 par value	Services Company	0 shared voting power; 10,575,519 sole
	111 Huntington Avenue	dispositive power)
	Boston, MA 02199

Common Stock	BlackRock,Inc.	12,980,877 (12,980,877 sole voting	7.72%
$2.50 par value	40 E. 52nd St.	power; 12,980,877 sole dispositive power)
	New York, NY 10022

Common Stock	State Street Corporation	8,459,702 (8,459,702 shared voting power;	5.0%
$2.50 par value	One Lincoln Street	8,459,702 shared dispositive power)
	Boston, MA 02111

*	The information in the foregoing table is drawn from Schedule 13G reports filed with the Securities and Exchange Commission on or before February 25, 2013.

Security Ownership of Directors and Officers

     Except as reflected in the table below, no director, nominee, or executive officer owns more than 1% of the outstanding common stock of the Company. As of February 25, 2013, the executive officers, nominees, and directors as a group owned beneficially 3.0% of the outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 25, 2013 with respect to the shareholdings of the directors, nominees for director, each of the executive officers named in the table on page 22, and all directors, nominees for director, and executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

	Common Shares		Percent of
Name	Owned		Class Owned
Donald Allan, Jr.	82,491	(1)(4)	*
Jeffery D. Ansell	75,047	(1)(3)	*
Nolan D. Archibald	3,273,206	(1)(3)(5)	2.0%
John G. Breen	27,735	(2)	*
George W. Buckley	15,351		*
Patrick D. Campbell	8,232	(2)	*
Carlos M. Cardoso	9,991	(2)	*
Virgis W. Colbert	11,319	(1)(2)	*
Robert B. Coutts	10,863	(2)	*
Benjamin H. Griswold, IV	54,164		*
Eileen S. Kraus	30,892	(2)	*
James M. Loree	309,588	(1)(3)(4)	*
Anthony Luiso	79,342	(2)	*
John F. Lundgren	915,593	(1)	*
Marianne M. Parrs	8,098	(2)	*
Robert L. Ryan	6,053	(2)	*
Directors, nominees and executive officers as a group (31 persons)	5,078,408	(1)-(5)	3.0%

*	Less than 1%
(1)	Includes shares that may be acquired through the exercise of stock options on or before April 25, 2013 as follows: Mr. Allan, 41,250; Mr. Ansell, 38,750; Mr. Archibald, 2,324,825; Mr. Colbert, 2,318; Mr. Loree, 215,850; Mr. Lundgren, 582,610, and all directors, nominees and executive officers as a group, 3,708,225, and shares that may be acquired upon vesting of RSUs on or before April 25, 2013 as follows: Mr. Lundgren, 15,037; and all directors, nominees and executive officers as a group, 15,037.
(2)	Includes the share accounts maintained by the Company for those of its directors who have deferred their director fees as follows: Mr. Breen, 27,735; Mr. Campbell, 8,232; Mr. Cardoso, 9,991; Mr. Colbert, 9,001; Mr. Coutts, 10,863; Mrs. Kraus, 24,871; Mr. Luiso, 4,850; Ms. Parrs 4,098; Mr. Ryan, 3,992 ; and all directors as a group, 103,633.
(3)	Includes shares held as of February 25, 2013 under the Company’s savings plans (Stanley Black & Decker Retirement Account Plan and Stanley Black & Decker Supplemental Retirement Account Plan, respectively), as follows: Mr. Ansell, 1,228/1,124; Mr. Archibald, 1,689/0; Mr. Loree, 658/2,062; and all executive officers as a group, 24,092/14,118.
(4)	Includes restricted share unit accounts maintained by the Company as follows: Mr. Allan, 4,000; Mr. Loree, 40,000; and all executive officers as a group, 44,000.
(5)	Includes 370,279 shares that have been pledged by Mr. Archibald and his wife to secure their obligations under a credit facility.

Audit Committee Report

     In connection with the financial statements for the fiscal year ending December 29, 2012, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants the independent accountants’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

Anthony Luiso (Chair)
George W. Buckley
Patrick D. Campbell
Benjamin H. Griswold, IV

Compensation and Organization Committee Report

     The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

Compensation and Organization Committee

Benjamin H. Griswold, IV (Chair)
George W. Buckley
Carlos M. Cardoso
Marianne M. Parrs

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

The merger with The Black & Decker Corporation was an important achievement in our ongoing strategy to diversify, transform and profitably expand our business portfolio. The Merger, which was completed on March 12, 2010, expanded the Company’s global reach in both hand and power tools and enhanced our global cost leadership. The Merger will permit us to successfully unlock approximately $500 million of cost synergies in three years, $150 million greater than was projected at the time of the Merger. We have realized $450 million of this to date with the incremental $50 million expected to be realized in 2013. We also remain on track to attain the expected $300-$400 million in revenue synergies by the end of 2013.

The work we have done since the Merger contributed to these results, as we continued to introduce new and innovative products in various businesses around the world, increase the diversity of our customer base, and expand in various geographies through acquisition. From the date the Merger was announced to December 31, 2012, those shareholders who held Black & Decker stock have seen a 99% increase in the stock price (reflecting the issuance of 1.275 shares of The Stanley Works common stock for each share of Black & Decker stock) and shareholders who held The Stanley Works stock have seen a 64% increase in stock price. For shareholders of both companies, the increase is well above the 37% increase seen by investors in the S&P 500 over the same period of time. Additionally, when factoring in the consistently increasing dividend since the Merger, the amount of capital returned to both legacy shareholders has made the total return even greater.

Our post-Merger compensation programs have had an important and direct influence on the financial goals we have attained and the value that has been delivered to shareholders. As depicted in the chart below, approximately 75- 85% of our executives’ compensation is variable, tied directly to the achievement of the financial goals we have described above or share price performance. The result has been strong pay for performance alignment.

2012 Named Executive Officer Pay Mix

The rewards earned by our executives in 2012 reflect our achievement relative to our pre-established goals, including:

  Pay and Performance: Considering all elements of compensation (salary, annual incentives, performance units and an annual portion of our long-term retention grants), we found that our executives’ pay is strongly aligned with our compensation philosophy as well as our operational and total shareholder return (“TSR”) performance, measured relative to our compensation peer group.

    Pay Opportunity: Total compensation opportunity for our named executive officers is targeted to and aligned with the 50th percentile of our peer group.

    Pay and Performance: An analysis of Chief Executive Officer realizable pay, as a percentage of targeted pay opportunity, is strongly aligned with the change in our TSR over the most recent 1- and 3-year periods. Further, analysis of actual compensation of our executives indicates that they were paid, in the aggregate, at the 66th percentile relative to peers in 2011 (the latest year available for consistent comparisons). This compares with our pro-forma composite performance over the most recent 1-, 2- and 3-year periods that varied by performance metric between the 59th percentile and the 72nd percentile.

  Annual Incentive Compensation - Management Incentive Compensation Plan (“MICP”): Our executives helped us achieve performance in 2012 that resulted in a weighted payout across all measures of 124% of target.

  Long-Term Incentives - Performance Units: We achieved TSR at the 25th percentile of the LTIP peer group and achieved earnings per diluted share (“EPS”) and return on capital employed (“ROCE”) goals established for the performance period as detailed in the table on page 18.

  Long-Term Incentives - Time Based Equity Awards: We also provide our executives an annual equity grant, comprised of time-vested restricted stock units and stock options, which represents 20% of target annual total pay, on average, and supports the retention and stability goal within our program while also maintaining alignment with shareholders as the value of restricted stock units and stock options is tied to our share price.

In addition, our compensation programs follow executive compensation governance best practices, including:

  Robust stock ownership guidelines of 10x base salary for our Chairman and Chief Executive Officer, 5x for our President and Chief Operating Officer and Chief Financial Officer and 3x for all other executive officers.

  Holding period requirement of 1-year after vesting of restricted stock units or the exercise of stock options to further align executive ownership with shareholder returns.

  No future excise tax gross-ups will be provided in any new change-in-control severance arrangements.

  Double trigger vesting provisions requiring both the occurrence of a change-in-control of the Company and termination of employment in order for replacement awards to vest under our annual MICP and our Long-Term Incentive Compensation Plan.

  No tax gross-ups on perquisites.

  Compensation program risk assessment conducted annually and reviewed by the Compensation Committee.

  Policy regarding forfeiture of incentive awards in the event of a financial restatement under certain circumstances.

  Policies prohibiting hedging and discouraging pledging of Company stock are maintained.

  Executive  compensation opportunity is benchmarked at the 50th percentile of our peers.

  Chief Executive Officer long-term incentive compensation mix historically has been at least 50% performance units.

  Dividend equivalents are paid on equity compensation awards only if the underlying award is earned or vested.

  Internal pay ratio between our Chairman and Chief Executive Officer and our President and Chief Operating Officer is reasonable.

  Our 2009 Long-Term Incentive Plan and the proposed 2013 LTIP each expressly prohibit option re-pricing and cash buyouts of so called “out-of-the-money” options without shareholder approval.

  Realizable pay analysis is conducted to demonstrate the impact of performance on pay actually realizable to our Chairman and Chief Executive Officer.

Our Response to the Say on Pay Vote:

In response to shareholder concerns raised in 2011, we enhanced the Company’s corporate governance and compensation practices in a number of areas. We believe that these changes directly contributed to the favorable shareholder Say on Pay vote in early 2012, when 93.7% of shareholders voted in support of our Management Say on Pay proposal.

The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s Say on Pay vote and determined that our executive compensation programs are designed to reward pay for performance.

At the 2013 Annual Meeting of Shareholders, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results of these annual advisory votes in the governance and design of executive compensation programs as it evaluates what is in the best interest of the Company’s shareholders.

Our Executive Compensation Program

The purpose of our executive compensation program is to attract and retain talent and to reward our executives for performance that benefits the Company. To that end, we seek to compensate our executives in a manner that:

  is competitive;

  rewards performance that creates shareholder value, while maintaining an appropriate balance between profitability and stability; and

  encourages executives to drive efficiencies by using capital judiciously.

Setting Compensation

     Philosophy

As a general proposition, the Compensation Committee believes that aggregate expenditures for executive base salaries should be managed to the median of salary expenditures when compared to comparable companies. The Compensation Committee also believes that annual and long-term incentive compensation expenditures should be targeted at median market levels. Targeting the market median, while giving executives the opportunity to earn more (or less) than this amount based on Company performance, ensures that the Company can attract and retain the high caliber of executive talent it seeks. In October 2012, the Compensation Committee reviewed market data prepared by Pay Governance LLC (“Pay Governance”) and Towers Watson. The Compensation Committee found that, on average for the named executive officers (other than Mr. Archibald), actual compensation was in fact targeted very close to the intended median positioning. Mr. Archibald’s compensation levels were negotiated in connection with the Merger (as discussed elsewhere in this Proxy Statement) and were based on various legacy Black & Decker practices and other Merger-related factors.

Target Total Compensation
	Base Salary	Target Total Cash	(excluding Merger Specific Awards)
Targeted Positioning:	Median	Median	Median
Actual Positioning:
- vs. Peer Group	5% Above Median	1% Above Median	At the Median

     Process

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

  monitors and evaluates executive compensation by periodically reviewing detailed “tally sheets” for each named executive officer. The tally sheets provide an overview of annual compensation and benefit values offered to each executive, the value of all outstanding equity awards, the accrued value of retirement benefits, and the amount of the Company’s other obligations in the event the executive’s employment terminates under various circumstances, including death, disability, involuntary termination without cause, or in connection with a change in control of the Company.

  annually reviews market data prepared by our compensation consultant to ensure that compensation levels are in line with the labor markets in which we compete for executive talent. The primary set of market data comes from the compensation information publicly filed by the following 17 companies (our “Peer Group”).
Cooper Industries	Illinois Tool Works	Sherwin Williams
Danaher Corp.	Ingersoll-Rand	SPX Corp.
Dover Corp.	Jarden Corp.	Textron
Eaton Corporation	Masco Corp.	Tyco International
Emerson Electric	Newell Rubbermaid	W. W. Grainger
	Parker Hannifin	Whirlpool Corp.

The Peer Group is the same used for the 2011 review, with the exception of Fortune Brands. Fortune Brands reorganized and its new size is too small for meaningful comparison purposes.

These data points create ranges of compensation values that the Compensation Committee considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

  annually reviews the Company’s financial performance, including an assessment provided by our compensation consultant of actual compensation received by the named executive officers and also the compensation realizable by our Chairman and Chief Executive Officer in relation to the performance of the Company. Based on the results of this assessment and within the broader framework of the Company’s annual and long-term financial results, the Compensation Committee assesses whether the Company’s incentive programs are working as intended and paying for performance. As noted in the Executive Summary, compensation realizable by our Chairman and Chief Executive Officer and received by our executive officers was strongly aligned with our performance in 2012 and over the three-year period ending in 2012.

  discusses compensation matters, other than those pertaining to the Chairman and Chief Executive Officer, with our Chairman and Chief Executive Officer and other management representatives, and meets in executive session with our compensation consultant, without management present, to evaluate management’s input. The Compensation Committee also solicits comments from other Board members regarding its recommendations at regularly scheduled Board meetings.

  establishes performance goals for the Company’s short-term and long-term performance award programs. Performance goals for our performance award programs are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of a performance cycle. These goals are tied to the Company’s annual business plan and operating budget, which are approved by our Board of Directors at or prior to the time the goals are set. The Compensation Committee evaluates the appropriateness of the proposed goals, and from time to time requests our compensation consultant to opine on the degree of difficulty inherent in achieving those goals. The Compensation Committee has final authority over goal-setting and approves the goals when satisfied that they are set at reasonable but appropriately challenging levels.

     Role of Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee has in recent years retained the services of an independent compensation consultant. The Compensation Committee has retained Pay Governance to consult and advise on executive compensation issues since October 2011. As advisor to the Compensation Committee, Pay Governance reviewed the total compensation strategy and pay levels for the Company’s named executive officers, examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the Compensation Committee with respect to compensation decisions pertaining to the Chairman and Chief Executive Officer and senior executives. Pay Governance works exclusively for the Compensation Committee and provides no other services to the Company.

Compensation Components

     Pay Mix

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above-median compensation is only delivered when business results are strong and we have created value for our shareholders. The Compensation Committee also believes, however, that it is important to pay base salaries that relate appropriately to each executive’s level of responsibility, talent and experience in order to provide financial predictability to the individual. As illustrated in the Executive Summary, the mix of compensation between base salary, annual management incentive compensation and annual long-term incentive awards is targeted such that 75%–85% of our named executive officer’s total annual compensation is variable and dependent on performance results. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits our shareholders over the long term.

     Base Salaries

The table below illustrates the 2011 and 2012 base salaries of our named executive officers. Salaries may exceed or trail the median for a variety of reasons, including performance considerations, experience level, length of service in current position, additional responsibilities, value to the Company beyond the core job description, or retention risk. As noted above, the named executive officers (other than Mr. Archibald) are aligned with median market levels.

	December 31, 2011	December 31, 2012
John F. Lundgren	$1,250,000	$1,300,000
Donald Allan, Jr.	$575,000	$625,000
Jeffery D. Ansell	$525,000	$575,000
Nolan D. Archibald	$1,500,000	$1,500,000
James M. Loree	$780,000	$810,000

     Annual Incentive Compensation - MICP

All of our executive officers, including the named executive officers, participate in the annual incentive compensation programs under the Company’s 2012 MICP. These programs are designed to balance the complementary short-term goals of profitability and stability, encouraging our executives to maximize profitability and efficiency while promoting stability in our annual operating condition. The program measures are evenly weighted between EPS and cash flow multiple (operating cash flow less capital expenditures divided by net earnings). The Compensation Committee believes evenly weighting these two metrics supports the objective of maximizing profitability and efficiency while promoting stability in our annual operating condition, as both EPS and cash flow are essential for high quality earnings. Executives with group or divisional responsibility have additional measurements that can include such measures as divisional operating margin, working capital management and gross margin percent. The Compensation Committee believes including these measurements for those with group or divisional responsibility, and providing appropriate weight among all such metrics for these executives, provides incentive for such executives to exercise financial discipline while growing their businesses and to bear in mind the interests of the Company as a whole, rather than only those of the groups or divisions they oversee, as part of the decision making process. With the exception of Mr. Archibald’s award, which was established in his Employment Agreement at $1,875,000, target awards are set as a percentage of each officer’s base salary. For 2012, the named executive officer target bonus opportunities were: Mr. Lundgren – 150%, Mr. Allan – 80%, Mr. Ansell – 80%, and Mr. Loree – 100%. MICP payouts will vary from 0% to 200% of the target bonus opportunity depending on actual performance. The weighting of measures, potential bonus payouts, and actual bonuses earned for 2012 performance are illustrated in the table below.

     MICP Payout for 2012 Performance

	Weighting of Measures
	Corporate		Group			Potential Bonus Payouts			Weighted Avg.
					Gross				Payout on All
		Cash	Operating	Working	Margin				Measures
	EPS	Flow	Margin	Capital	Percent	Threshold	Target	Maximum	(% of target)	Payout
John F. Lundgren	50%	50%	0%	0%	0%	$937,500	$1,875,000	$3,750,000	124%	$2,325,000
Donald Allan, Jr.	50%	50%	0%	0%	0%	$230,000	$460,000	$920,000	124%	$570,400
Jeffery D. Ansell	25%	25%	20%	10%	20%	$210,000	$420,000	$840,000	137%	$575,400
Nolan D. Archibald	50%	50%	0%	0%	0%		$1,875,000		100%	$1,875,000
James M. Loree	50%	50%	0%	0%	0%	$390,000	$780,000	$1,560,000	124%	$967,200

Actual performance in 2012 with respect to corporate performance goals resulted in a weighted average payout across all measurements equal to 124% of target for corporate executives. The corporate performance goals and results for the 2012 performance period are illustrated below:

				2012 Result
	Threshold	Target	Maximum	(% of target)
EPS	$5.56	$5.85	$6.14	91%
Cash Flow Multiple	80%	100%	120%	121%

Based on the corporate results discussed above and the results of his division, Mr. Ansell earned a bonus equal to 137% of his target bonus. The specific divisional operating margin, working capital and gross margin percent goals and results are not disclosed as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. The Company does not disclose goals and results for specific divisions.

     Long-Term Incentive Compensation

The Compensation Committee believes that establishing a culture of stock ownership is an effective way to incentivize executives to achieve sustainable performance results and maximize long-term shareholder value. To that end, the Company is authorized to grant equity-based awards, including stock options, time-vesting restricted shares or units (“RSUs”), and performance-vesting shares or units (“performance units”) under its 2009 Long-Term Incentive Plan and, subject to shareholder approval, under its new 2013 Long-Term Incentive Plan. In 2012, the Company granted stock options, RSU’s and performance-vesting units to its named executive officers as part of their regular compensation packages. The Compensation Committee believes stock options and RSUs are useful vehicles for rewarding management for successful share price appreciation, aligning their interests with shareholders and bolstering retention. The performance units are a key component linking pay with performance and aligning management with the Company’s key strategic initiatives. The stock options and RSUs vest in four equal annual installments on the first four anniversaries of the grant date; the stock options expire 10 years from the grant date. The performance units for the performance period commencing in 2012 will be earned or forfeited following the conclusion of a three year performance cycle depending on the achievement of pre-established EPS and ROCE performance goals for each year in the cycle and a three-year TSR goal.

The Compensation Committee includes EPS as a performance goal in both the annual incentive and long-term performance award program because it believes EPS is a critical driver of shareholder value that must be balanced over both near- and longer-term time horizons. The Compensation Committee does not want managers pursuing other goals without considering the effect of such goals on EPS. Further, the metric is weighted differently in the two plans. Because earnings growth is felt to be more readily achievable in the near-term, EPS is weighted 50% in the MICP but only at 35% in the performance unit plan (as described in more detail below).

The Compensation Committee believes that the mix of stock options, RSUs and performance units places a substantial portion of compensation at risk and effectively links equity compensation values to shareholder value creation and financial results. The allocation of the long-term incentive values among stock options, RSUs and performance units varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to performance units than other officers and employees do because they have the greatest ability to influence the financial measures underlying the program. For Messrs. Lundgren and Loree, this equity mix has resulted in approximately 50% or more of the total long-term incentive value delivered in performance units. The following table shows the 2011 and 2012 allocation of regular long-term incentive awards for our named executive officers (other than Mr. Archibald):

		2012			2011
	Stock		Performance	Stock		Performance
	Options	RSUs	Units	Options	RSUs	Units
John F. Lundgren	19%	27%	54%	20%	24%	56%
Donald Allan, Jr.	28%	37%	35%	30%	36%	34%
Jeffery D. Ansell	28%	39%	33%	30%	36%	34%
James M. Loree	22%	30%	48%	23%	28%	49%

The performance unit component of our current long-term incentive program is designed to pay out at market-competitive levels only when we achieve and sustain profitability and market return goals over three years. Accordingly, 40% of performance unit payouts are contingent upon improvement in ROCE, 35% on EPS growth, and 25% on TSR relative to our peers. The weighting of these goals is designed to encourage participants to focus first on capital efficiency, second on long-term profitability, and third on value creation relative to our peers. This approach recognizes that returns typically take longer to develop versus earnings and that relative to TSR, while an important assessment of long-term performance, returns are not as directly influenced by our management team. The ROCE computation is defined as net earnings divided by a two point average of capital employed; net earnings adds back after-tax interest expense and intangibles amortization, and capital employed represents debt plus equity less cash. The TSR calculation is based on an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility. While we may re-evaluate the measures used in the performance unit program in future years, or the weighting of those measures, we believe that ROCE, EPS, and TSR currently provide effective tools for measuring the value we create and sustain, assessing our achievement of strategic goals, and evaluating our long-term performance and potential.

Performance goals for each performance cycle are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the performance cycle. The Compensation Committee considers management’s recommended performance goals, the Company’s performance-to-date and strategic direction, and the nature of the Company’s future operating environment, and once satisfied with the degree of difficulty associated with goal achievement, approves the targets for each performance cycle. As a general rule, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant. The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Threshold, target and maximum EPS and ROCE goals are established for each fiscal year, or portion thereof, during the performance period. At the end of the performance period, a weighted average payment is made based on performance achieved by the end of each fiscal year during the period relating to these goals plus an amount related to achievement of TSR goals. The threshold and maximum performance goals for the 2011-2013 and 2012-2014 performance cycles are as follows:

		EPS			ROCE		TSR
		Threshold	Maximum		Threshold	Maximum	Threshold	Maximum
2011-2013	Year 1	$4.60	$5.09	Year 1	10.4%	12.4%
Performance	Year 2	$4.95	$6.05	Year 2	11.8%	13.8%	25th	75th
Cycle	Year 3	$5.40	$6.60	Year 3	13.3%	15.3%	percentile	percentile

2012-2014	Year 1	$5.26	$6.43	Year 1	12.0%	14.0%
Performance	Year 2	$5.80	$7.09	Year 2	13.3%	15.3%	25th	75th
Cycle	Year 3	$6.38	$7.80	Year 3	13.9%	15.9%	percentile	percentile

For the 2012-2014 performance cycle, which commenced January 2, 2012, the Compensation Committee determined that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal.

The following tables illustrate the award opportunities associated with the 2012-2014 performance cycle and the goals, actual performance results and payouts associated with the recently completed 2010-2012 performance cycle. The award opportunities associated with the 2011-2013 performance cycle are set forth in the Company’s March 9, 2012 Proxy Statement on page 21.

   2012-2014 Performance Cycle*

	Potential Performance Units Earned
	Threshold	Target	Maximum
John F. Lundgren	23,767	47,535	79,224
Donald Allan, Jr.	2,915	5,831	11,662
Jeffery D. Ansell	2,662	5,324	10,648
James M. Loree	12,359	24,718	39,549

*	Mr. Archibald will receive a cost synergy bonus pursuant to his employment agreement, provided certain goals are met, and therefore is not a participant in the Company’s long-term performance award programs.

   2010-2012 Performance Cycle

	Goals
EPS					ROCE					TSR
	Threshold	Target	Maximum	Achieved		Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
Y 1	$1.56	$1.73	$1.90	> $1.90	Y 1	8.0%	9.0%	10.0%	> 10.0%	25th percentile	50th percentile	75th percentile	25th percentile
Y 2	$3.78	$4.20	$4.62	> $4.62	Y 2	9.5%	10.5%	11.5%	> 11.5%
Y 3	$4.36	$4.85	$5.33	> $5.33	Y 3	11.0%	12.0%	13.0%	12.4%

*	In determining whether the ROCE performance goals were met for the 2010-2012 performance cycle, certain adjustments were made to reflect the impact of recent acquisitions. The results shown in the foregoing table reflect these adjustments.

	Potential Performance Units Earned			Payout
	Threshold	Target	Maximum	(shares)
John F. Lundgren	36,721	73,443	122,405	100,103
Donald Allan, Jr.	3,721	7,442	14,884	11,498
Jeffery D. Ansell	3,721	7,442	14,884	11,498
James M. Loree	18,361	36,721	58,754	48,730

Benefits & Perquisites

   Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs typically extended to senior executive officers is crucial to the attraction and retention of high-caliber executive talent. To that end, the Company currently offers retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan (known prior to its restatement effective January 1, 2011, as the Stanley Account Value Plan) and the Stanley Black & Decker Supplemental Retirement Account Plan (known prior to its restatement effective January 1, 2011, as the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works), which are more fully described on pages 22-24 and 32, respectively. In addition, the Company entered into a CEO Make-Whole Retirement Arrangement with Mr. Lundgren when he was originally hired in 2004, as more fully described on pages 30-31. Prior to 2007, when the program was closed to new participants, the Company provided supplemental retirement benefits to certain executives pursuant to The Stanley Works Supplemental Executive Retirement Program. Those executives, who were participants in the program prior to 2007, including Messrs. Lundgren and Loree, retain this benefit. This Program is described on page 31. Prior to the Merger, Mr. Archibald and other Black & Decker executives accrued benefits under plans sponsored by Black & Decker, including The Black & Decker Pension Plan (known, effective as of January 1, 2013, as the Stanley Black & Decker Pension Plan), The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan. Mr. Archibald ceased to be a participant in these plans immediately following the Merger, while other Black & Decker executives continued to participate in these plans until December 31, 2010. Effective January 1, 2011, those executives became eligible to participate in the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan. Effective January 1, 2011, their benefits under The Black & Decker Pension Plan and The Black & Decker Supplemental Pension Plan were frozen, and their benefits under The Black & Decker Supplemental Executive Retirement Plan ceased to accrue unless there were accruals during a salary continuation period, as provided under such plan. Pursuant to elections made by Mr. Archibald prior to the Merger, his benefits under The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan were distributed to him on or about September 30, 2011.

   Employment Agreements

The Company has followed the practice of entering into a written employment agreement with its chief executive officer for many years in order to provide continuity of leadership. Consistent with this practice, the Company entered into an employment agreement with Mr. Lundgren in March 2004, which was amended and restated on December 10, 2008 to comply with rules enacted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In 2009, Mr. Lundgren’s agreement was again amended and restated in connection with the Merger and became effective upon completion of the Merger on March 12, 2010. On January 13, 2013, the Company and Mr. Lundgren agreed that his employment agreement is to be construed and interpreted to reflect (i) that he has ceased to serve as the

President of the Company and (ii) that effective March 13, 2013, he will assume the additional role and responsibilities of Chairman of the Board of the Company.

In connection with the Merger, the Company also entered into written employment agreements with James M. Loree, as Executive Vice President and Chief Operating Officer, and Nolan D. Archibald, as Executive Chairman. Both of these agreements became effective upon completion of the Merger on March 12, 2010. Mr. Archibald’s agreement expired on March 12, 2013 and he has retired from his position as Executive Chairman of the Company. On January 13, 2013, the Company and Mr. Loree agreed that his employment agreement is to be construed and interpreted to reflect (i) that he has ceased to serve as Executive Vice President of the Company and (ii) that he will serve as President and Chief Operating Officer of the Company.

Detailed descriptions of the employment agreements with Messrs. Lundgren, Loree and Archibald are set forth under the heading “Executive Officer Agreements” on pages 33-35.

   Change in Control Agreements and Severance Agreements

The Compensation Committee has determined that to be competitive with prevailing market practices, to enhance the stability of the executive team, and to minimize turnover costs associated with a corporate change in control, it is important to extend special severance protection for termination of employment as a result of a change in corporate control to certain employees. Therefore, the Company has entered into change in control agreements with certain members of senior management, including the named executive officers (other than Mr. Archibald). Severance protections were established based on prevailing market practices when these agreements were put in place for each of our named executive officers. The severance benefits that would have been payable at December 29, 2012 to Messrs. Lundgren, Allan, Ansell and Loree in the event of termination following a change in control are set forth under the heading “Termination and Change in Control Provisions” beginning on page 36. Golden parachute excise tax gross-ups have not and will not be included in any new change in control or severance agreement or arrangement entered into after 2010.

   Perquisites

The Company provides certain perquisites to its executive officers as part of its overall compensation program. These perquisites do not constitute a significant percentage of any executive’s total compensation package and are comparable to perquisites offered by the companies with whom the Company competes for talent. The perquisites currently provided are: financial planning services, life and long-term disability insurance, car allowance, home security system services, executive medical exams, up to $5,000 of Company products for Messrs. Lundgren and Archibald and $2,000 of Company products for other executive officers as more fully set forth on pages 23-24. The provision of financial planning services, life and long-term disability insurance, a car allowance and executive medical exams is consistent with general market practice and, the Compensation Committee believes, provides benefit to the Company in encouraging the Company’s executives to maintain their health and financial well-being. The Company provides home security services to certain executives to help ensure their safety and that of their families. The Company product programs are designed to encourage Company executives to use, and encourage others to use, Company products. In the employment agreement executed with Mr. Archibald in connection with the Merger, the Company agreed to continue to provide Mr. Archibald with certain perquisites that he had been receiving as of December 31, 2008 pursuant to his employment agreement with Black & Decker prior to the Merger, including business and personal use of Black & Decker’s aircraft (now the Company’s aircraft), as is more fully set forth on pages 23-24. The Company does not provide tax gross-ups on any perquisites other than gross-ups relating to certain perquisites provided to Mr. Archibald, which he was entitled to under his employment agreement, which agreement expired on March 12, 2013 in connection with his retirement.

Other Compensation Policies

   Stock Ownership Policy

In furtherance of the Company’s objective to create an ownership culture and because the Compensation Committee believes the meaningful investment by executive officers in the Company better aligns their interests with those of the Company’s shareholders, the Company maintains a Stock Ownership Policy for Executive Officers. This policy requires stock ownership to reach the minimum levels laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. Awards to participants under the Company’s long-term incentive programs are subject to transferability restrictions to the extent that a participant does not hold the minimum ownership levels at the time the award is distributed. This policy also requires that executive officers hold the net after tax shares received upon vesting of RSUs or the exercise of stock options granted on or after February 14, 2012 for a period of one year post vesting or exercise, as applicable. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Minimum Ownership
CEO	1,000% of base salary
COO and CFO	500% of base salary
Other Executive Officers	300% of base salary

   Timing of Stock Option and RSU Grants

With the exception of grants made to French participants, annual grants of stock options and RSUs to executive officers are usually made at a regularly scheduled meeting of the Compensation Committee held during the fourth quarter of each year. The grant date of stock option and RSU awards is the date of the Board meeting held during the fourth quarter (typically the day after the Compensation Committee meeting) and grants to other eligible employees typically are approved on the same date. The exercise price for all stock option grants other than those to French participants is the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant. The grant date for awards to French participants is the first date on which grants may be made consistent with French legal and tax requirements following the date on which annual grants are made to our other employees. The exercise price of stock options for French participants is the higher of the average of the high and low stock price on the date of grant and 80% of the average opening price on the New York Stock Exchange for the 20 days preceding the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. These are typically associated with promotions, hiring, acquisitions, or other significant business events that would likely have an adverse impact on our ability to retain management talent. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer to make annual grants and occasional off-cycle grants to employees who are not executive officers of the Company. The grant date for any grants made by the Company’s Chief Executive Officer is either the date the grant authorization is signed by the Chief Executive Officer or a later date specified in the grant authorization.

   Tax Deductibility Under Section 162(m)

Under Section 162(m) of the Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the three other most highly compensated named executive officers employed at the end of the year (other than the Chief Financial Officer). The Company believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Company also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

   Hedging; Pledging

The Company’s Board of Directors has adopted a policy against hedging transactions and discouraging pledging transactions. Pursuant to the policy, hedging is not permitted, and any officer, director or employee who wishes to pledge shares must obtain the prior approval of the General Counsel. This policy is included in the Company’s Business Conduct Guidelines, which are available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

   Forfeiture of Awards in the Event of Restatement

The Board of Directors has adopted a “recoupment” policy relating to unearned incentive compensation of executive officers. Pursuant to this policy, in the event our Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board (or committee thereof) will take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Such actions may include requiring reimbursement of bonuses or incentive compensation paid to the officer after January 1, 2007, requiring reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options. In determining what actions are appropriate, the Board (or committee thereof)

will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of this policy is available on the “Corporate Governance” section of the Company’s website at www.stanleyblackanddecker.com.

Assessment of Risk Arising from Compensation Policies and Practices

The Company has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that the Company’s compensation practices and policies do not create such risks. This conclusion was based on the following considerations:

As discussed above on pages 15-16, under the MICP, each participant has an opportunity to earn a threshold, target or maximum bonus amount that is contingent on achieving established performance goals. For 2012, the corporate goals consisted of EPS and cash flow multiple (operating cash flow less capital expenditures divided by net earnings); divisional managers had additional performance goals with respect to divisional operating margin, working capital management and gross margin percent, each of which had been deemed by the Compensation Committee to be an important measure of divisional contribution to overall corporate success. Further, achievement of corporate goals and divisional goals are weighted equally in determining bonuses, making it unlikely any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals. While managers other than named executive officers might have individual performance goal targets as a component of their MICP award as well, achievement of individual goals would account for only a small percentage of the total bonus opportunity, making it unlikely that any individual would pursue achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The Company’s long-term incentive programs similarly are not likely to create risks that are reasonably likely to have a material adverse effect on the Company. As discussed above on pages 16-18, there are two elements to the Company’s long-term incentive programs: (i) grants of stock options and/or RSUs that vest over time (typically four years) and (ii) grants of performance units that vest based on performance over a specified period of time (typically three years). The RSU and stock option grants align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it unlikely that award recipients will pursue behaviors that create a material risk to the Company. Performance grants generally are earned based on achievement of corporate performance goals. A portion of each performance award is contingent on achieving stated levels in EPS during the performance period, a portion is based on targets relating to ROCE, and a portion is contingent on achieving TSR relative to a peer group. As noted on pages 16-17, the Company believes that using EPS and ROCE as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth; including TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether EPS and ROCE goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved EPS and ROCE are determined to take into account certain nonrecurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established targets. It also has the effect of eliminating any incentive to take a particular action in order to increase the bonus that would be distributed at the end of the applicable performance period.

The Company has occasionally granted long-term incentive awards to employees to encourage them to reach goals different from those above, such as the working capital turns and inventory turns objectives that were established for the Working Capital Incentive Program that was approved by the Compensation Committee in 2010. Typically, such programs are designed to incentivize employees to improve the overall performance of the Company, or a particular business, by requiring improvement in processes and, as such, are unlikely to encourage behavior that would have a material adverse effect on the Company.

Other incentive programs that may be available are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues, and no one business unit carries a significant portion of the Company’s risk profile.

Based on all of the above, the Company has concluded that its compensation policies and practices for its employees do not create risks that are likely to have a material adverse effect on the Company.

Summary Compensation Table

The table below summarizes the total compensation for the applicable periods for: those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during the fiscal year ended December 29, 2012 (“fiscal year 2012”) and for the three most highly compensated executive officers of the Company serving as such at the end of fiscal year 2012 other than the CEO and CFO (collectively the “named executive officers”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All
				Stock	Option	Incentive Plan	Compensation	Other
Name and		Salary	Bonus	Award(s)	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	Total
John F. Lundgren,	2012	1,270,833	0	5,325,146	1,301,250	2,325,000	2,324,469	511,175	13,057,873
Chairman and CEO	2011	1,250,000	0	5,409,678	1,359,000	3,504,375	1,620,596	584,222	13,727,871
	2010	1,208,433	0	25,347,725	1,255,500	4,342,800	159,663	416,138	32,730,259

Donald Allan, Jr.,	2012	579,167	0	907,440	347,000	570,400	0	132,991	2,536,998
Senior Vice President and	2011	516,667	0	834,156	362,400	710,220	0	190,167	2,613,610
CFO	2010	443,850	0	4,002,349	334,800	848,920	0	125,656	5,755,575

Jeffery D. Ansell,	2012	529,167	0	869,471	347,000	705,400	0	103,883	2,554,921
Senior Vice President and	2011	495,833	0	792,359	362,400	510,000	0	161,395	2,321,987
Group Executive,	2010	456,250	290,000	4,002,349	334,800	878,560	0	132,555	6,094,514
Construction & DIY

Nolan D. Archibald,	2012	1,500,000	0	3,325,025	3,325,002	1,875,000	5,946	554,165	10,585,138
Former Executive Chairman	2011	1,500,000	0	3,325,025	3,325,000	1,875,000	1,657,541	627,900	12,310,466
	2010	1,187,500	0	3,325,031	19,665,004	1,875,000	1,579,878	604,152	28,236,565

James M. Loree,	2012	785,000	0	3,027,988	867,500	967,200	1,480,620	203,877	7,332,185
President and COO	2011	765,000	0	2,956,745	906,000	1,401,750	987,233	315,838	7,332,566
	2010	720,833	0	14,945,442	837,000	1,914,960	530,983	293,685	19,242,903

Footnote to Column (d) of Summary Compensation Table
The amount set forth in this column reflects a bonus paid to Mr. Ansell in connection with his relocation to Maryland following the Merger.

Footnote to Column (e) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all RSUs and performance awards granted during the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively, in accordance with Financial Accounting Standards Board Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The grant date fair value of performance award grants included in this column, assuming performance at maximum, for grants made in fiscal years 2012, 2011, and 2010, respectively, is as follows: Mr. Lundgren, $5,933,085/$5,568,599/$7,297,936; Mr. Allan, $873,367/$672,562/$1,026,944; Mr. Ansell $797,429/$672,562/$1,026,944; Mr. Loree, $2,961,825/$2,677,352/$3,365,271. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers.

Footnote to Column (f) of Summary Compensation Table
This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, respectively, in accordance with Financial Accounting Standards Board Codification Topic 718—Stock Compensation. See footnote J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Summary Compensation Table
The dollar amounts set forth in this column for 2010 reflect (i) incentive compensation earned pursuant to the 2007-2009 Special Bonus Program, as discussed in our March 11, 2011 Proxy Statement, and (ii) incentive compensation earned pursuant to the Company’s MICP for the 2010 fiscal year. For 2012 and 2011, the dollar amounts reflect incentive compensation earned pursuant to the Company’s MICP for the 2012 and 2011 fiscal years, respectively, plus, for Mr. Ansell, a retention bonus established in March 2010 in connection with the Merger. MICP incentive compensation for 2012 is paid during the first quarter of the 2013 calendar year.

Footnote to Column (h) of Summary Compensation Table
The amounts included in this column are attributable to the following plans:

Increase in actuarial present value of Mr. Lundgren’s benefit under The Stanley Works Supplemental Executive Retirement Program for fiscal year 2012 was $2,324,469. See the footnote to Column (d) of the Pension Benefits Table on page 31 for the assumptions used in making this calculation. For fiscal year 2011, the increase in actuarial present value of Mr. Lundgren’s benefit under The Stanley Works Supplemental Executive Retirement Program was $1,620,596. For fiscal year 2010, the increase in actuarial present value of Mr. Lundgren’s benefit under the CEO Make-Whole Retirement Arrangement was $159,663.

Increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Program for fiscal year 2012 is $1,480,620. See the footnote to Column (d) of the Pension Benefits Table on page 31 for the assumptions used in making this calculation. For fiscal year 2011, the increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Program was $987,233. For fiscal year 2010, the increase in actuarial present value of Mr. Loree’s benefit under The Stanley Works Supplemental Executive Retirement Program was $530,983.

Increase in actuarial present value of Mr. Archibald’s benefit under The Black & Decker Pension Plan (known, effective January 1, 2013, as the Stanley Black & Decker Pension Plan) for fiscal year 2012 was $5,946. Mr. Archibald no longer has a benefit under The Black & Decker Supplemental Executive Retirement Plan or under The Black & Decker Supplemental Pension Plan. See the footnote to Column (d) of the Pension Benefits Table on page 31 for the assumptions used in making these calculations. Increase in actuarial present value of Mr. Archibald’s benefit for fiscal year 2011 for the plans in which he was a participant are as follows: $39,455 under The Black & Decker Pension Plan, $1,019,303 under The Black & Decker Supplemental Executive Retirement Plan and $598,783 under The Black & Decker Supplemental Pension Plan. Mr. Archibald received payments during fiscal year 2011 under The Black & Decker Supplemental Executive Retirement Plan and under The Black & Decker Supplemental Pension Plan. For the period March 12, 2010 through December 31, 2010 for the plans in which Mr. Archibald was a participant the increase in actuarial present value of his benefit was as follows: $14,216 under The Black & Decker Pension Plan, $847,303 under The Black & Decker Supplemental Executive Retirement Plan and $718,359 under The Black & Decker Supplemental Pension Plan.

Footnote to Column (i) of Summary Compensation Table
This column reflects Company contributions and allocations for Messrs. Lundgren, Allan, Ansell, Archibald and Loree under the Stanley Black & Decker Retirement Account Plan (known prior to January 1, 2011 as the Stanley Account Value Plan) (matching and Core Account (as defined below) for Messrs. Lundgren, Allan, Ansell and Loree, and matching for Mr. Archibald) and the Stanley Black & Decker Supplemental Retirement Account Plan (known prior to January 1, 2011 as the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works) (supplemental matching and supplemental Core for Messrs. Lundgren, Allan, Ansell and Loree and supplemental matching for Mr. Archibald), and Company costs related to life insurance premiums, car allowances, financial planning services, annual physicals, products acquired through the Company’s Product Programs, reimbursement for club dues, personal use of tickets to athletic and other entertainment events, and maintenance of home security systems as set forth in the table below. Perquisites provided to Mr. Archibald also include personal use of Company aircraft; the cost incurred by the Company for such use is reflected below. Certain contributions and allocations under the Stanley Black & Decker Retirement Account and the Stanley Black & Decker Supplemental Retirement Account Plan for Messrs. Lundgren and Loree will offset pension benefits as described on pages 30-31.

		Defined								Home	Personal Use
		Contribution			Financial	Annual	Product	Club		Security	of Corporate	Column (i)
		Plans	Insurance	Car	Planning	Physical	Program	Dues	Tickets	System	Aircraft	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
John F. Lundgren	2012	437,144	37,371	25,451	6,416	0	1,281	0	0	3,512	0	511,175
Donald Allan, Jr.	2012	89,845	10,418	19,918	9,000	2,500	1,310	0	0	0	0	132,991
Jeffery D. Ansell	2012	79,052	6,296	18,535	0	0	0	0	0	0	0	103,883
Nolan D. Archibald	2012	52,500	123,000	16,200	35,820	0	5,000	6,060	1,000	12,234	302,351	554,165
James M. Loree	2012	144,215	14,874	16,485	8,100	0	1,885	0	0	18,318	0	203,877

Effective January 1, 2011, the Stanley Account Value Plan, an Internal Revenue Code Section 401(k) retirement plan that covered certain employees of the Company and its U.S. affiliates who were subject to the income tax laws of the United States, was restated as the Stanley Black & Decker Retirement Account Plan. The Stanley Account Value Plan featured two accounts, a Choice Account, which continues to be maintained under the Stanley Black & Decker Retirement Account Plan, and a Cornerstone Account, which has been renamed the Core Account under the Stanley Black & Decker Retirement Account Plan.

The Choice Account offers eligible participants the opportunity for tax-deferred savings and a choice of investment options. For each calendar year prior to 2009, and for 2010, 2011 and 2012 calendar years, a 50% matching allocation was provided on the first 7% of pay contributed by a participant on a pre-tax basis for the year. For the 2009 calendar year, a 25% matching allocation was provided on the first 7% of pay contributed by a participant on a pre-tax basis for the year. Pay ordinarily includes salary, management incentive bonuses, certain other taxable compensation and elective contributions by a participant to the Stanley Black & Decker Retirement Account Plan or another plan sponsored by Stanley Black & Decker (or one of its wholly-owned subsidiaries) that meets the requirements of Section 125 or 401(k) of the Code. Annual pay and the amount of elective contributions are subject to limits set forth in the tax law. Participants are permitted to direct the investment of all funds credited to their Choice Accounts. Prior to 2011, matching allocations to the Choice Accounts were 100% vested upon completion of three years of service; effective January 1, 2011, matching allocations are vested upon the earlier of a participant’s completion of one year of service or his/her attainment of age 55 while employed by Stanley Black & Decker (or one of its wholly-owned subsidiaries). Vesting is accelerated in certain circumstances, as described below.

The Cornerstone Account (renamed the “Core Account” effective January 1, 2011) provides a “Core” retirement benefit for certain participants. This account is 100% funded by separate allocations that are not dependent on contributions by participants. Effective June 28, 2008, Cornerstone Accounts became subject to participant investment direction. No allocation was made to Cornerstone Accounts in 2009. For calendar years prior to 2009, and for the 2010 calendar year, a regular allocation to a participant’s Cornerstone Account for the year was based on the participant’s age on the last day of the year and the participant’s pay (as described above and subject to limits set forth in the tax law) for each calendar quarter during the year (with pay recognized for a calendar quarter only if the participant had employment status on the last day of the calendar quarter) as follows:

Age	Allocation Amount (% of Pay)
Less than 40	3%
40 - 54	5%
55 and older	9%

There were additional Cornerstone allocations for certain participants for calendar years prior to 2009 and for calendar year 2010. None of the Company’s named executive officers was eligible for these additional Cornerstone allocations.

Effective January 1, 2011, there are separate allocations to Core Accounts for certain participants that are not dependent on contributions by the participants. The Core Accounts are subject to investment direction by participants. Regular allocations to a Core Account for a calendar year are based on the participant’s age as of the last day of the year and pay for each calendar quarter during the year, as described above, and are subject to the limits of the tax law, with allocations for a calendar quarter contingent upon a participant having employment status on the last day of the calendar quarter, as follows:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40 - 54	4%
55 and older	6%

There also is a Core Transition Benefit allocation to the Core Account, during the five calendar years that begin with the 2011 year, for those individuals who are eligible for regular allocations to the Core Account during the year and, in addition, received Cornerstone allocations under the Stanley Account Value Plan during 2010 or who accrued benefits during 2010 under The Black & Decker Pension Plan or the Retirement Plan for Hourly-Rated Employees of Porter Cable Corporation. Messrs. Lundgren, Allan, Ansell and Loree are eligible for this benefit. The Core Transition Benefit allocation increases an individual’s Core Allocation by the following percentages of pay (as described above and subject to the limits applied under the tax laws):

Age	2011	2012	2013	2014	2015
Less than 40	1%	1%	0.5%	0.5%	0.5%
40-54	1%	1%	0.5%	0.5%	0.5%
55 and over	3%	3%	1.5%	1.5%	1.5%

There are also Additional Core Transition Benefit allocations to the Core Accounts of certain individuals. None of the Company’s named executive officers is eligible for Additional Core Transition Benefits.

Allocations to a participant’s Cornerstone or Core Account become 100% vested upon completing three years of service, except as described below. Prior to January 1, 2011, regardless of the number of years of service, a participant became fully vested in the matching allocations to a Choice Account and the allocations to the Cornerstone Account if, while employed by the Company, the participant reached age 65, became permanently disabled or died. Effective January 1, 2011, a participant becomes fully vested in the matching allocations to the Choice Account and the allocations credited to the Core Account in accordance with these same rules, except that full vesting also applies upon reaching age 55 while employed by the Company.

The vested accounts are payable to a participant in a lump sum upon termination of employment and, effective January 1, 2011, if payments are made after a participant reaches age 70-1/2, the participant may elect instead to receive annual installment payments equal to the minimum required distributions under the tax law. If a participant dies, the total vested value of the participant’s accounts (including amounts that became vested upon death while employed by the Company) is payable in a lump sum to his or her beneficiary.

The CEO Make-Whole Retirement Arrangement and The Stanley Works Supplemental Executive Retirement Program are described on pages 30-31 under the heading “Pension Benefits.” The Stanley Black & Decker Supplemental Retirement Account Plan, known prior to January 1, 2011 as the Supplemental Retirement and Account Plan for Salaried Employees of The Stanley Works, is described on pages 31-32 under the heading “Non-Qualified Defined Contribution and Deferred Compensation Plans.”

The amounts under the column entitled “Club Dues” and “Personal Use of Corporate Aircraft” for Mr. Archibald include reimbursement for taxes owed with respect to such benefits in the amounts of $3,384 and $146,920, respectively. The Company has discontinued all gross-ups to cover taxes for perquisits except for the gross-ups provided to Mr. Archibald that he was entitled to receive under the terms of his employment agreement, which agreement expired on March 12, 2013.

     Grants of Plan Based Awards Table 2012 Grants

     This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended December 29, 2012 as well as the range of future payouts under non-equity incentive programs.

								All Other
								Stock	All Other			Grant Date
								Awards:	Option	Exercise		Fair Value
								Number	Awards:	or Base		of Stock
								of Shares	Number of	Price of	Closing	and
								of Stock	Securities	Option	Price at Date	Option
		Estimated Future Payouts Under			Estimated Future Payouts Under			or Units	Underlying	Awards	of Grant	Awards
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			(#)	Options (#)	($/Sh)	($/Sh)	($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
John F. Lundgren	February 13, 2012	937,500	1,875,000	3,750,000
	March 27, 2012				23,767	47,535	79,224					3,559,896
	December 6, 2012							25,000				1,765,250
	December 6, 2012								75,000	70.61	71.05	1,301,250

Donald Allan, Jr.	February 13, 2012	230,000	460,000	920,000
	March 27, 2012				2,915	5,831	11,662					436,684
	December 6, 2012							6,667				470,757
	December 6, 2012								20,000	70.61	71.05	347,000

Jeffery D. Ansell	February 13, 2012	210,000	420,000	840,000
	March 27, 2012				2,662	5,324	10,648					398,714
	December 6, 2012							6,667				470,757
	December 6, 2012								20,000	70.61	71.05	347,000

Nolan D. Archibald	February 13, 2012	1,875,000	1,875,000	1,875,000
	December 6, 2012							47,090				3,325,025
	December 6, 2012								184,825	70.61	71.05	3,325,002

James M. Loree	February 13, 2012	390,000	780,000	1,560,000
	March 27, 2012				12,359	24,718	39,549					1,851,131
	December 6, 2012							16,667				1,176,857
	December 6, 2012								50,000	70.61	71.05	867,500

Footnote to Columns (c), (d) and (e) of Grants of Plan-Based Awards Table
The amounts set forth in these columns are (i) the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP covering the period from January 2, 2012 through December 29, 2012. The bonuses payable, which are paid during the first quarter of 2013, are set forth in Column (g) of the Summary Compensation Table.

Footnote to Columns (f), (g) and (h) of Grants of Plan-Based Awards Table
The performance awards identified in columns (f), (g) and (h) cover a performance period that commenced on January 2, 2012 and expires at the end of the Company’s 2014 fiscal year. Each performance award represents the right to receive the number of Company shares shown in the table, subject to the attainment of performance goals at the end of the performance period and continued employment. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability. Thirty-five percent of the potential award is contingent on the achievement of earnings per share growth, forty percent is contingent on the achievement of return on capital employed, and twenty-five percent is contingent on total shareholder return.

The number of performance shares that each executive would be eligible to receive pursuant to these awards was determined by multiplying the executive’s base salary as of January 1, 2012 by the applicable performance factor, which ranged from 40-150% in the case of threshold performance, 80-300% in the case of target performance, and 160-500% in the case of maximum performance for the named executive officers, and dividing the resulting number by the average of the high and low price of Company stock on the date of grant. Unless the Compensation Committee otherwise determines, no shares will be issued in respect of a performance goal unless threshold performance is achieved for that goal and the number of shares to be issued will be pro-rated in the event performance falls between threshold and target or target and maximum performance.

Footnote to Column (i) of Grants of Plan-Based Awards Table
The restricted stock awards identified in this column are RSUs awarded on December 6, 2012 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. Employment beyond March 12, 2013 is not a condition to vesting of Mr. Archibald’s grant. The grant to Mr. Archibald will become immediately and fully vested under certain circumstances, as more fully described below in the section titled “Agreement with Nolan D. Archibald, Former Executive Chairman.”

Footnote to Column (j) of Grants of Plan-Based Awards Table
The stock options identified in this column are stock options granted on December 6, 2012 that will vest in four equal installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. Employment beyond March 12, 2013 is not a condition to vesting of Mr. Archibald’s grant. The grant to Mr. Archibald will become immediately and fully vested under certain circumstances, as more fully described below in the section titled “Agreement with Nolan D. Archibald, Former Executive Chairman.”

Footnote to Column (k) of Grants of Plan-Based Awards Table
All stock option grants were made pursuant to the Company’s 2009 Long-Term Incentive Plan (the “2009 Plan”). The 2009 Plan, which has been approved by the Company’s shareholders, provides that the purchase price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2009 Plan defines the Fair Market Value of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The grant price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth in the column immediately adjacent to column (k).

Footnote to Column (l) of Grants of Plan-Based Awards Table
This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718, Compensation—Stock Compensation of the stock option grants, RSU grants and performance awards identified in this table. See footnote J of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures. The grant date fair value of performance award grants included in this column for the performance award period that runs from January 2, 2012 through the end of the Company’s 2014 fiscal year, assuming performance at maximum, is as follows: Mr. Lundgren, $5,933,085; Mr. Allan, $873,367; Mr. Ansell, $797,429; and Mr. Loree, $2,961,825.

     Outstanding Equity Awards at Fiscal Year End

     The following table sets forth information regarding outstanding stock options, option awards, and RSU awards held by the named executive officers on December 29, 2012.

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock that	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or other Rights That	Other Rights that
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John F. Lundgren	150,000	0	--	41.43	10/15/2014
	75,000	0	--	47.29	12/12/2015
	75,000	0	--	51.14	12/11/2016
	75,000	0	--	51.13	12/10/2017
	95,110	0	--	33.35	12/9/2018
	56,250	18,750	--	49.02	12/9/2019
	37,500	37,500	--	63.72	12/9/2020
	18,750	56,250	--	64.79	12/8/2021
	0	75,000	--	70.61	12/6/2022
						526,604	37,947,110
								23,371	1,684,123
								19,341	1,393,676
								27,541	1,984,604

Donald Allan, Jr.	15,000	0	--	51.13	12/10/2017
	20,000	0	--	33.35	12/9/2018
	11,250	3,750	--	49.02	12/9/2019
	10,000	10,000	--	63.72	12/9/2020
	5,000	15,000	--	64.79	12/8/2021
	0	20,000	--	70.61	12/6/2022
						81,728	5,889,353
								2,867	206,571
								1,960	141,220
								5,582	402,239

Jeffery D. Ansell	3,750	0	--	51.13	12/10/2017
	12,500	0	--	33.35	12/9/2018
	7,500	3,750	--	49.02	12/9/2019
	10,000	10,000	--	63.72	12/9/2020
	5,000	15,000	--	64.79	12/8/2021
	0	20,000	--	70.61	12/6/2022
						81,661	5,884,506
								2,618	188,627
								1,960	141,220
								5,582	402,239

	Option Awards					Stock Awards
									Equity Incentive
	Number	Number				Number of	Market Value	Equity Incentive	Plan Awards:
	of Shares	of Shares	Equity Incentive Plan			Shares or	of Shares or	Plan Awards:	Market or Payout
	Underlying	Underlying	Awards:			Units of	Units of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Number of Securities			Stock that	Stock That	Shares, Units	Shares, Units or
	Options (#)	Options (#)	Unexercised	Option Exercise	Option Expiration	Have Not	Have Not	or other Rights That	Other Rights that
Name	Exercisable	Unexercisable	Unearned Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Have Not Vested (#)	Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Nolan D. Archibald	382,500	0	--	31.17	4/27/2013
	191,250	0	--	47.21	4/25/2014
	191,250	0	--	64.52	4/24/2015
	191,250	0	--	72.44	4/18/2016
	191,250	0	--	69.31	4/17/2017
	191,250	0	--	53.37	4/15/2018
	234,185	78,062	--	30.03	4/28/2019
	0	1,000,000	--	57.50	3/15/2020
	91,096	91,096	--	63.72	12/9/2020
	43,294	129,883	--	64.79	12/8/2021
	0	184,825	--	70.61	12/6/2022
						299,993	21,617,494

James M. Loree	50,000	0	--	41.43	10/15/2014
	25,000	0	--	47.29	12/12/2015
	25,000	0	--	51.14	12/11/2016
	25,000	0	--	51.13	12/10/2017
	15,850	0	--	33.35	12/9/2018
	37,500	12,500	--	49.02	12/9/2019
	25,000	25,000	--	63.72	12/9/2020
	12,500	37,500	--	64.79	12/8/2021
	0	50,000	--	70.61	12/6/2022
						307,877	22,185,600
								12,153	875,746
								9,670	696,838
								11,017	793,885

Footnote to column (c)
All of the options identified in column (c) expire 10 years from the date of grant; the grant date therefore can be determined by subtracting 10 years from the expiration date set forth in column (f). All of the option grants identified in column (c) that were made prior to October 15, 2003 vested in two installments: 50% vested on the third anniversary of the date of grant and 50% vested on the fifth anniversary of the date of grant. With the exception of the March 15, 2010 grant to Nolan Archibald, which vested in full on March 12, 2013, all of the options that were granted on or after October 15, 2003 vest in four equal annual installments on the first four anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. Employment beyond March 12, 2013 is not a condition to vesting of Mr. Archibald’s grants.

Footnote to column (g)
The awards identified in this column are (i) time vesting RSUs that have not yet vested; (ii) the performance awards for the 2010-2012 performance program, which vested upon distribution in the first quarter of 2013 based on achievement of performance goals as set forth in the Compensation Discussion and Analysis on page 18; (iii) a portion of the performance awards for the 2011-2013 performance program, which will vest following the end of the performance period, based on achievement of the maximum 2011 EPS goal $5.09, performance between the 11.4% target and the 12.4% maximum 2011 ROCE goal, performance between the $4.95 per share threshold and $5.50 per share target 2012 EPS goal, and performance between the 11.8% threshold and the 12.8% target 2012 ROCE goal, established for the 2011-2013 performance program; and (iv) a portion of the performance awards for the 2012-2014 performance award program, which will vest following the end of the performance period, based on performance between the $5.26 per share threshold and $5.85 per share target 2012 EPS goal and achievement of the 12.0% threshold 2012 ROCE goal, established for the 2012-2014 performance program. The number of time vesting RSUs granted to each executive that had not vested as of December 29, 2012 is as set forth in the table below. Unless otherwise indicated, awards vest in four equal installments on the first four anniversaries of the grant date.

Grantee	Grant Date	Vesting Schedule	Number of Units not yet vested
John F. Lundgren	April 23, 2009		3,760
	December 9, 2009		6,250
	March 15, 2010	Vests in two equal installments on March 12, 2014 and	325,000
		March 12, 2015
	December 9, 2010		12,500
	December 8, 2011		18,750
	December 6, 2012		25,000

Donald Allan, Jr.	December 9, 2009		1,250
	March 12, 2010	Vests in two equal installments on March 12, 2014 and	50,000
		March 12, 2015
	December 9, 2010		3,334
	December 8, 2011		5,001
	December 6, 2012		6,667

Jeffery D. Ansell	December 9, 2009		1,250
	March 12, 2010	Vests in two equal installments on March 12, 2014 and	50,000
		March 12, 2015
	December 9, 2010		3,334
	December 8, 2011		5,001
	December 6, 2012		6,667

Nolan D. Archibald	April 29, 2009	Vests on April 29, 2013	188,317
	December 9, 2010		26,093
	December 8, 2011		38,493
	December 6, 2012		47,090

James M. Loree	December 9, 2009		4,167
	March 15, 2010	Vests in two equal installments on March 12, 2014 and	200,000
		March 12, 2015
	December 9, 2010		8,334
	December 8, 2011		12,501
	December 6, 2012		16,667

Awards under the 2011-2013 and 2012-2014 performance programs will vest when awards are distributed, which is generally during the first quarter following completion of the performance cycle. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability. Employment beyond March 12, 2013 is not a condition to vesting of Mr. Archibald’s grants. The March 15, 2010 grants to Mr. Lundgren and Mr. Loree are subject to the terms of their employment agreements, which provide for full and immediate vesting in certain circumstances.

Footnote to column (i)
The shares identified in this column are the number of shares that may be issued pursuant to performance awards (i) at target for the 2013 EPS and ROCE components and threshold for the TSR component of the awards for the 2011-2013 performance program; (ii) at target and threshold for the 2013 EPS and ROCE components, respectively, at target and threshold for 2014 EPS and ROCE components, respectively, and at threshold for the TSR component of the awards for the 2012-2014 performance program; and (iii) at threshold for the 2010 Working Capital Incentive Program, for which the performance period ends on December 31, 2013. The awards for the performance periods ending at the end of fiscal years 2013 and 2014 vest upon distribution, which will occur during the first quarter of the fiscal year immediately following the performance period, following release of the Company’s financial statements. The Working Capital Incentive Program Awards also vest upon distribution, which will occur no later than the first quarter of 2014 provided the working capital performance goal is met prior to June 30, 2013 and sustained for at least six months. An award recipient must generally remain employed until the time of settlement of performance awards, but pro-rated awards will vest and be paid if the performance goals are met and the participant’s employment terminates as a result of retirement, death or disability.

     Option Exercises and Stock Vested During 2012 Fiscal Year

     The following table provides information concerning options exercised and shares vested for each named executive officer during the Company’s 2012 fiscal year.

	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
John F. Lundgren	0	0	154,664	11,466,907
Donald Allan, Jr.	22,500	661,188	24,836	1,830,606
Jeffery D. Ansell	0	0	26,815	1,979,417
Nolan D. Archibald	286,875	10,485,231	125,328	9,506,022
James M. Loree	47,550	2,003,819	69,906	5,155,460

Footnote to columns (d) and (e)
Shares acquired are time-vesting RSUs and performance awards for the 2009-2011 performance period that vested upon distribution in February 2012; figures reported include shares withheld to cover taxes upon vesting.

     Pension Benefits

     The following table shows the present value of accumulated benefits payable to each of the named executive officers, including years of service credited, under the Company’s non-qualified defined benefit pension plans.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
John F. Lundgren	CEO Make-Whole Retirement
	Arrangement	9	0	0

The Stanley Works Supplemental
	Executive Retirement Program	9	7,571,835	0

Donald Allan, Jr.	--	--	--	--

Jeffery D. Ansell	--	--	--	--

Nolan D. Archibald	The Black & Decker Pension Plan	23.4	842,369	0

James M. Loree	The Stanley Works Supplemental
	Executive Retirement Program	13.5	4,334,839	0

Footnote to Column (b) of Pension Benefits Table

CEO Make-Whole Retirement Arrangement
In connection with Mr. Lundgren’s hiring in 2004, the Company agreed to keep Mr. Lundgren whole in respect of the supplemental retirement benefit he would have reasonably expected to have received from his prior employer had he continued his employment with his prior employer and had his compensation increased at the rate of 5% per year. The prior employer’s supplemental retirement benefit provides for a normal retirement benefit, calculated as a benefit payable annually for life, equal to 50% of the greater of the average of the highest cash compensation paid in the four consecutive years during the last ten years of employment or the average of the last forty-eight months of cash compensation (“Average Compensation”). For purposes of calculating the benefits he would have received from the prior employer, it was assumed that Mr. Lundgren’s 2003 compensation of $1,037,192 with his prior employer would have increased at the rate of 5% per year.

The supplemental retirement benefit payable by the Company to make Mr. Lundgren whole will be determined based on Mr. Lundgren’s Average Compensation upon retirement (i.e., $1,037,192 assuming a compound 5% annual increase), but will be reduced by 4% per year for each year by which Mr. Lundgren elects to receive the benefit prior to age 62. This make-whole benefit will be offset by any retirement benefits that Mr. Lundgren receives from his prior employer and by any retirement benefits that Mr. Lundgren accrues under the Company’s plans, including The Stanley Works Supplemental Executive Retirement Program, that do not represent his elective contributions (e.g., 401(k) plan contributions under the Stanley Black & Decker Retirement Account Plan (known prior to January 1, 2011 as the Stanley Account Value Plan) or the Stanley Black & Decker Supplemental Retirement Account Plan (known prior to January 1, 2011 as the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works)) or his matching allocations under the Stanley Black & Decker Retirement Account Plan. For purposes of applying these offsets from the Company’s plans, accrued retirement benefits will be treated as payable at the time and in the form in which the supplemental make-whole benefit is paid. At age 62, Mr. Lundgren will first be eligible to receive a single life annuity of approximately $124,000 from his prior employer and this amount will be applied as an offset with respect to the make-whole benefit calculated as a life annuity payable after age 62.

During 2012, the present value of accrued benefits under The Stanley Works Supplemental Executive Retirement Program exceeded the present value of the benefit under the CEO Make-Whole Retirement arrangement. Because The Stanley Works Supplemental Executive Retirement Program is an offset to the CEO Make-Whole arrangement, the present value of the benefit payable from the CEO Make-Whole arrangement is currently zero.

The Stanley Works Supplemental Executive Retirement Program
The Stanley Works Supplemental Executive Retirement Program (“plan”) provides benefits on a non-qualified basis to certain executive officers of the Company (“eligible employees”). Pursuant to amendments approved in 2007, the plan has been closed to new participants. Under the terms of the plan, an eligible employee became a participant in the plan upon the later of his 50th birthday or the completion of five years of service as an eligible employee (“pre-participation service”). Messrs. Lundgren and Loree are the only named executive officers who are eligible employees in this plan. Under this plan, a participant will be entitled to receive a supplemental retirement benefit, before offsets, based on the following formula: 3% of average pay for each of the first five years of service; plus 2% of average pay for each of the next 15 years of service; plus 1% of pay for each of the next five years of service. For this purpose, average pay is equal to one-third of the participant’s highest total pay (salary and management incentive pay) for any consecutive 36-month period. Prior to 2009, a participant’s benefit will be reduced by the following offsets: (a) Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works; (b) Social Security retirement benefits (with such benefits being determined and the offset being made when the participant has attained the earliest age at which he or she could retire and receive Social Security benefits, if the participant has terminated employment before reaching such age); and (c) Company-sponsored long-term disability benefits. The plan was amended, effective January 1, 2009, to comply with regulations enacted under section 409A of the Internal Revenue Code. As a result, effective January 1, 2009, the benefit will be reduced only by the Cornerstone Account benefits payable under the Stanley Account Value Plan and the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (now known as the Core Account benefits payable under the Stanley Black & Decker Retirement Account Plan and the Stanley Black & Decker Supplemental Retirement Account Plan). Benefits become vested after a participant reaches age 54 and completes five years of pre-participation service, and vested benefits will commence upon the participant’s termination of employment. Benefits will also become vested and commence if the participant becomes totally and permanently disabled after reaching age 50, or dies after reaching age 50. Benefits will be reduced by 0.167% for each month (i.e., 2% per year) that benefits commence prior to the participant’s attainment of age 60. The normal form of payment under the plan for a married participant is a 100% joint and survivor annuity with the participant’s spouse as the joint annuitant that is an actuarial equivalent of the plan benefit determined as single life annuity unless an election is made to receive an actuarial equivalent lump sum payment or the single life annuity. The normal form of payment under the plan for an unmarried participant is the plan benefit determined as a single life annuity unless either an election is made to receive an actuarial equivalent lump sum payment or the participant was formerly married, was to receive a 100% joint and survivor annuity with the former spouse and elects a 100% joint survivor annuity with another beneficiary. Mr. Lundgren’s benefit is to be paid at the same time and in the same form as his benefit under the CEO Make-Whole Retirement Arrangement.

Black & Decker Retirement Plans
Pursuant to the terms of his Employment Agreement, Mr. Archibald is entitled to receive distributions pursuant to three retirement plans sponsored by Black & Decker: The Black & Decker Pension Plan (known, effective January 1, 2013, as the Stanley Black & Decker Pension Plan), The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan. The Black & Decker Pension Plan is a non-contributory, tax qualified defined benefit plan that covers most salaried employees of Black & Decker (U.S.) Inc. and its subsidiaries. All benefit accruals were frozen under The Black & Decker Pension Plan, effective at the end of 2010. Mr. Archibald will start to receive his monthly benefit under this plan on or about April 1, 2013. The Black & Decker Supplemental Pension Plan is a nonqualified defined benefit plan that provides benefits for certain executives that would have accrued under The Black & Decker Pension Plan were it not for the limits imposed under the tax laws. All benefit accruals under The Black & Decker Supplemental Pension Plan were frozen, effective at the end of 2010. Benefits may be forfeited in the event of fraud or willful misconduct or, in the event that following termination of employment, there is an unauthorized disclosure or use of confidential information. The Black & Decker Supplemental Executive Retirement Plan is a nonqualified defined benefit plan that provides additional benefits for certain executives that may not be provided under The Black & Decker Pension Plan. Pursuant to an election made while he was an employee of The Black & Decker Corporation, Mr. Archibald’s benefits under The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan were distributed on or about September 30, 2011.

Footnote to Column (d) of Pension Benefits Table
The present value of the accumulated benefit of each named executive officer is based on the following assumptions: (i) that Mr. Lundgren will receive benefits in a lump sum, based on his written election, at the later of his actual age or his normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Program (age 60); (ii) that Mr. Loree will receive benefits in a lump sum, based on his written election, at the normal retirement age set forth in The Stanley Works Supplemental Executive Retirement Program (age 60); (iii) that Mr. Archibald will receive benefits immediately in the normal form under The Black & Decker Pension Plan (known, effective January 1, 2013, as the Stanley Black & Decker Pension Plan) and has received lump sum distribution on or about September 30, 2011 under The Black & Decker Supplemental Pension Plan and under The Black & Decker Supplemental Executive Retirement Plan based on the terms of each plan; (iv) the individual will not die or withdraw funds before retirement; (v) the 2013 PPA mortality table for annuitants and non-annuitants; and (vi) a discount rate of 3.50% except for Mr. Archibald’s benefit under The Black & Decker Pension Plan with respect to which a 3.75% discount rate was used. With respect to Mr. Lundgren and Mr. Loree, the accrued benefit in each case has continued to grow; the increase in the present value of the benefit can also be attributed to changes in assumptions, primarily the lower interest rate. With respect to Mr. Archibald, his accrued benefit has not changed; the increase in present value of his benefit is due to passage of time and change in assumptions.

     Non-Qualified Defined Contribution and Deferred Compensation Plans

     Participants in the Company’s MICP, including its executive officers, may defer receipt of annual awards pursuant to the MICP, provided the election to defer receipt is made in the calendar year prior to grant of the award.

     The following relates to the Stanley Black & Decker Supplemental Retirement Account Plan, a non-qualified defined contribution plan as it applies to named executive officers and certain other employees.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate
	in Last FY	in Last FY	in Last FY	Distributions	Balance
Name	($)	($)	($)	($)	at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
John F. Lundgren	0	406,144	122,770	0	2,016,360
Donald Allan, Jr.	63,127	68,845	37,587	0	955,146
Jeffery D. Ansell	30,917	58,053	116,488	0	944,527
Nolan D. Archibald	88,000	44,000	21,135	0	286,014
James M. Loree	109,378	123,216	242,940	0	2,628,515

Footnote to column (a) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
At the end of 2010, the Company amended the Stanley Account Value Plan, a tax-qualified 401(k) Plan, the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works and the Deferred Compensation Plan for Participants in the Company’s MICP. As a result of these amendments, the Stanley Account Value Plan has been renamed the Stanley Black & Decker Retirement Account Plan, the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, as it applies to named executive officers and certain other employees, has been renamed the Stanley Black & Decker Supplemental Retirement Account Plan, and the Deferred Compensation Plan for Participants in the Company’s MICP has been closed to new deferrals. Certain employees may now defer bonuses and other compensation pursuant to the Stanley Black & Decker Supplemental Retirement Account Plan.

The compensation that could be deferred by employees and the amounts that could be credited to their accounts under the Stanley Black & Decker Retirement Account Plan were limited due to certain provisions of the Code and the regulations. The Stanley Black & Decker Supplemental Retirement Account Plan provided executive officers and certain other employees with benefits that could not be provided under the Stanley Black & Decker Retirement Account Plan.

Prior to January 1, 2011, pursuant to the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works (now known as the Stanley Black & Decker Supplemental Retirement Account Plan), an eligible employee could elect to defer a portion of his or her compensation to be credited to a supplemental employee contributions account. The total amount deferred under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, plus the amount the employee could defer under the Stanley Account Value Plan (now known as the Stanley Black & Decker Retirement Account Plan), could not exceed 15% of his or her annual compensation. For this purpose, (i) compensation under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works included salary, bonuses earned during the year, certain other amounts earned during the year as an employee of the Company that are includible in taxable income, and such amounts deferred or contributed at the election of the employee to the Stanley Account Value Plan or any other Company-sponsored plan under an arrangement described in Section 401(k) or 125 of the Code or under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, and (ii) compensation under the Stanley Account Value Plan included such amounts paid during the Year. Effective January 1, 2011, an eligible employee may defer up to 50% of base salary and up to 100% of his or her management incentive bonus each year under the Stanley Black & Decker Supplemental Retirement Account Plan. Prior to 2011, a matching contribution was made for a calendar year other than 2009, under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, that was 50% of the elective deferrals of the participant from up to 7% of the portion of compensation earned during the year in excess of the compensation that could be recognized under the Stanley Account Value Plan. A matching contribution was not made for 2009 under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works. Effective January 1, 2011, matching contributions are made under the Stanley Black & Decker Supplemental Retirement Account Plan equal to 50% of the elective deferral contributions from up to 7% of the portion of compensation earned during the year that consists of salary and management incentive bonuses, including elective contributions made from such salary and management incentive bonuses under the Stanley Black & Decker Supplemental Retirement Account Plan or an arrangement described in Section 125 or 401(k) of the Code that exceeds the amount of such compensation that may be recognized under the Stanley Black & Decker Retirement Account Plan.

Prior to 2011, a supplemental Cornerstone allocation was made for calendar years, other than 2009, for certain participants under the Supplemental Retirement and Account Value Plan for Salaried Employees of The Stanley Works, based on the Cornerstone allocation formula in the Stanley Account Value Plan, as applied to compensation in excess of the compensation that could be recognized under the Stanley Account Value Plan. Special, additional supplemental Cornerstone allocations were also made for particular participants for years other than 2009. A supplemental Cornerstone allocation was not made for 2009. None of the Company’s named executive officers was eligible to receive a special, additional supplemental Cornerstone allocation. Effective January 1, 2011, supplemental Core allocations are made for certain participants in the Stanley Black & Decker Supplemental Retirement Account plan, determined on the basis of the formulas in the Stanley Black & Decker Retirement Account Plan for Core allocations, Core Transition Benefit allocations, and additional Core Transition Benefit allocations, as applied to compensation in excess of the compensation recognized under the Stanley Black & Decker Retirement Account Plan. None of the Company’s named executive officers is eligible to receive supplemental additional Core Transition Benefit allocations under the Stanley Black & Decker Supplemental Retirement Account Plan. Mr. Archibald is not eligible to receive any supplemental Core allocations.

Prior to 2011, matching and Cornerstone allocations under the Supplemental Retirement and Account Value plan for Salaried Employees of The Stanley Works were vested upon the completion of three years of service or, if earlier, upon a participant’s reaching age 65, becoming disabled, or death, while employed by the Company. Effective January 1, 2011, all matching allocations credited under the Stanley Black & Decker Supplemental Retirement Account Plan, including any supplemental matching allocations that were made prior to 2011, are vested upon completion of one year of service or, if earlier, upon an active employee’s reaching age 55, becoming disabled, or death. Effective January 1, 2011, all Core allocations credited under the Stanley Black & Decker Supplemental Retirement Account Plan, together with prior supplemental Cornerstone allocations, are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

All of the supplemental accounts that are described above are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant ordinarily receives a lump sum distribution of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, the vested supplemental account balances are payable in a lump sum to the designated beneficiary of the participant. However, Mr. Lundgren’s vested accounts will be distributed at the same time and in the same form as his benefit under The Stanley Works Supplemental Executive Retirement Program, and Mr. Loree’s vested accounts will be distributed at the same time and in the same form as his benefit under The Stanley Works Supplemental Executive Retirement Program.

Footnote to columns (b) and (c) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The executive contributions listed in column (b) are reported as compensation in column (c) of the Summary Compensation Table.

The Company contributions listed in column (c) are reported as compensation in column (i) of the Summary Compensation Table.

Footnote to column (d) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
Participants in the Stanley Black & Decker Supplemental Retirement Account Plan may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under this plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet. During the plan year ended December 31, 2012, the accounts of the named executive officers under this plan were credited with earnings at the following rates, based on the investment options which they elected: the Stanley Black & Decker Stock Fund 11.41%; Black Rock Money Market Fund 0.24%; SSgA US Intermediate Government/Credit Bond Index Fund 3.80%; EB DL Non SL Aggregate Bond Index Fund 4.22%; SSgA US Inflation Protected Bond Index Fund 6.87%; EB DL Non SL Stock Index Fund 16.01%; SSgA U.S. Total Market Index Fund 16.35%; SSgA US Extended Market Index Fund 17.93%; SSgA Global Equity ex US Index Fund 17.84%; Neuberger Berman Genesis Fund 10.10%; Dodge & Cox International Stock Fund 21.03%; Black Rock LifePath Index Retirement Fund 8.48%; Black Rock LifePath Index 2015 Fund 9.53%; Black Rock LifePath Index 2020 Fund 10.85%; Black Rock LifePath Index 2025 Fund 12.06%; Black Rock LifePath Index 2030 Fund 13.18%; Black Rock LifePath Index 2035 Fund 14.04%; Black Rock LifePath Index 2040 Fund 14.92%; Black Rock LifePath Index 2045 Fund 15.69%; Black Rock LifePath Index 2050 Fund 16.54%; Black Rock LifePath Index 2055 Fund 17.29%. The Company has not included any portion of the earnings listed in column (d) as compensation in the Summary Compensation Table.

Footnote to column (e) of Non-Qualified Defined Contribution and Deferred Compensation Plans Table
The amount set forth in column (e) represents the distribution of funds held through the Black & Decker Supplemental Retirement Savings Plan following the Merger, pursuant to the terms of that Plan.

Retirement Programs covering Mr. Archibald

As discussed above, Mr. Archibald will start to receive a monthly benefit under The Black & Decker Pension Plan on or about April 1, 2013 in connection with the termination of his employment with the Company. He received distributions pursuant to The Black & Decker Supplemental Pension Plan and The Black & Decker Supplemental Executive Retirement Plan on or about September 30, 2011 pursuant to distribution elections he made while he was an employee of The Black & Decker Corporation. Mr. Archibald became eligible for coverage under the Stanley Account Value Plan (known, effective January 1, 2011, as the Stanley Black & Decker Retirement Account Plan) when he became an employee of the Company immediately following the Merger but was not eligible for Cornerstone or Core allocations under that plan. Effective January 1, 2011, Mr. Archibald became eligible for coverage under the Stanley Black & Decker Supplemental Retirement Account Plan, but was not eligible for Core allocations under that plan. Prior to the Merger, Mr. Archibald was eligible for contributions under The Black & Decker Retirement Savings Plan, a tax qualified 401(k) defined contribution retirement plan that, prior to 2011, covered most salaried employees of The Black & Decker Corporation and its subsidiaries. Contributions were discontinued under The Black & Decker Retirement Savings Plan at the end of 2010 and, effective January 1, 2011, The Black & Decker Retirement Savings Plan was merged into and all of its assets and liabilities were transferred to the Stanley Black & Decker Retirement Account Plan.

Executive Officer Agreements

Agreement with John F. Lundgren, Chairman and Chief Executive Officer

In February 2004, the Company entered into an employment agreement with Mr. Lundgren pursuant to which Mr. Lundgren agreed to serve as the Company’s Chairman and Chief Executive Officer. On December 10, 2008, the employment agreement was amended and restated primarily to comply with rules under Section 409A of the Code, governing time and form of payments. The changes did not generally affect the scope or amount of benefits Mr. Lundgren was entitled to receive under the employment agreement. On November 2, 2009, the employment agreement was again amended and restated in connection with the Merger. Mr. Lundgren’s amended and restated agreement became effective upon completion of the Merger on March 12, 2010, at which time Mr. Lundgren’s position was changed to President, Chief Executive Officer and a Director of the Company. On January 13, 2013, as the third anniversary of the Merger approached, and the integration of the two companies nears completion, Mr. Lundgren was elected by the Board of Directors to serve in the additional capacity as Chairman of the Board of the Company effective March 13, 2013, following the expiration of Nolan D. Archibald’s term as Executive Chairman of the Board. As a result, the Company and Mr. Lundgren have agreed that his employment agreement is to be construed and interpreted to reflect (i) that he has ceased to serve as the President of the Company and (ii) that he has assumed the additional role and responsibilities of Chairman of the Board of the Company.

As provided in the amended agreement in connection with the Merger, on March 15, 2010 Mr. Lundgren received a special grant of 325,000 RSUs that vest in two equal installments on March 12, 2014 and March 12, 2015 (the “Merger RSUs”). Pursuant to his agreement, Mr. Lundgren’s annual base salary is subject to review for increase at least annually and may not be decreased except pursuant to across-the-board salary decreases similarly affecting all senior Company executives. Pursuant to the terms of his agreement, Mr. Lundgren is entitled to participate in the MICP with an annual target bonus opportunity equal to 150% of his annual base salary, a threshold bonus opportunity equal to 75% of his annual base salary, and a maximum potential award equal to 300% of his annual base salary and he is entitled to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 300% of his annual base salary, with a threshold potential annual performance award equal to 150% of his annual base salary and a maximum potential annual performance award equal to 500% of his annual base salary, and (b) annual awards of options to purchase 150,000 shares of Company common stock. Mr. Lundgren also is entitled to participate in all employee benefit plans as are generally made available to the Company’s senior officers.

Under his employment agreement, if Mr. Lundgren’s employment is terminated by the Company without cause or if Mr. Lundgren terminates his employment as a result of a constructive termination of employment, (i) Mr. Lundgren will receive a lump sum in cash equal to two times his annual base salary and target annual bonus opportunity; (ii) the Merger RSUs will immediately vest; (iii) Mr. Lundgren and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iv) Mr. Lundgren will receive a pro-rata target annual bonus in respect of the year in which the termination of employment occurs; and (v) Mr. Lundgren will be subject to a twenty-four month non-competition and non-solicitation covenant.

As a condition to receiving the payments described above, Mr. Lundgren is required to execute a general release of claims. In addition, upon termination of his employment, the Company will provide Mr. Lundgren with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other retirees of the Company; provided, however, the Company is not required to provide such access if Mr. Lundgren’s employment is terminated for cause. For a discussion of the retirement provisions of the employment agreement, see “CEO Make-Whole Retirement Arrangement” discussed on pages 30-31. See the “Termination Provisions Summary” table on page 38, and the footnotes thereto, for information regarding payments which would have become payable to Mr. Lundgren if his employment had terminated effective December 29, 2012.

Agreement with James M. Loree, President and Chief Operating Officer

On November 2, 2009, in connection with the Merger, the Company entered into an employment agreement with James M. Loree, then Executive Vice President and Chief Operating Officer of the Company. Pursuant to the terms of the agreement, on March 15, 2010, Mr. Loree received a special grant of 200,000 restricted stock units that vest in two equal installments on March 12, 2014 and March 12, 2015 (the “Merger RSUs”). On January 13, 2013, Mr. Loree had been elected by the Board of Directors to serve as President and Chief Operating Officer of the Company. As a result, the Company and Mr. Loree have agreed that his employment agreement is to be construed and interpreted to reflect (i) that he has ceased to serve as Executive Vice President of the Company and (ii) that he will serve as President and Chief Operating Officer of the Company.

Mr. Loree’s annual base salary is subject to review for increase at least annually and may not be decreased except pursuant to across-the-board salary decreases similarly affecting all senior Company executives. Pursuant to the terms of his agreement, Mr. Loree is entitled to participate in the MICP with an annual target bonus opportunity equal to 100% of his annual base salary, a threshold bonus opportunity equal to 50% of his annual base salary, and a maximum potential award equal to 200% of his annual base salary and to receive (a) annual performance awards with a target annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting) equal to 250% of his annual base salary, with a threshold potential annual performance award equal to 125% of his annual base salary and a maximum potential annual performance award equal to 400% of his annual base salary, and (b) annual awards of options to purchase 100,000 shares of Company common stock. Mr. Loree also is entitled to participate in all employee benefit plans as are generally made available to the Company’s senior officers.

Under his employment agreement, if Mr. Loree’s employment is terminated by the Company without cause or if Mr. Loree terminates his employment as a result of a constructive termination of employment, the employment agreement provides that (i) Mr. Loree will receive a lump sum in cash equal to two times his annual base salary and target annual bonus opportunity; (ii) the Merger RSUs will immediately vest; (iii) Mr. Loree and his eligible dependents will receive up to twenty-four months of continued health and welfare benefits coverage; (iv) Mr. Loree will receive a pro-rata target annual bonus in respect of the year in which the termination of employment occurs; (v) Mr. Loree shall be deemed to have attained service through the greater of his actual age as of the date of termination and age 54 for all purposes (including vesting and benefit accrual) under the Supplemental Executive Retirement Plan; and (vi) Mr. Loree will be subject to a twenty-four month non-competition and non-solicitation covenant.

As a condition to receiving the payments described above, Mr. Loree is required to execute a general release of claims. In addition, upon termination of his employment, the Company will provide Mr. Loree with access to retiree medical coverage, at his cost, on the same terms and conditions as are generally made available to other retirees of the Company; provided, however, the Company is not required to provide such access if Mr. Loree’s employment is terminated for cause. See the “Termination Provisions Summary” table on page 42, and the footnotes thereto, for information regarding payments which would have become payable to Mr. Loree if his employment had terminated effective December 29, 2012.

Agreement with Nolan D. Archibald, Former Executive Chairman

On November 2, 2009, in connection with the Merger, the Company entered into an agreement with Nolan D. Archibald, who was then the Chairman, President and Chief Executive Officer of Black & Decker. Under the terms of his agreement, which became effective on March 12, 2010, Mr. Archibald served as a member and Executive Chairman of the Company’s Board of Directors and as an employee of the Company until March 12, 2013 when his agreement expired. While Mr. Archibald was employed by the Company, he received an annual base salary of $1,500,000 and was entitled to participate in the MICP, with an annual target bonus opportunity equal to $1,875,000. Pursuant to his employment agreement, on March 15, 2010, Mr. Archibald received a special grant of 1,000,000 stock options, which vested in full on March 12, 2013. During the three years that Mr. Archibald was employed by the Company, Mr. Archibald also received annual equity awards with an aggregate annual value (based on the full grant date value as determined for purposes of the Company’s financial reporting), equal to $6,650,000 and comprised (based on value) of 50% stock options and 50% RSUs, restricted stock units or other full-share type awards. Mr. Archibald is also eligible to receive a cost synergy bonus based on the achievement of certain goals set forth in the following table.

Cost Synergy Level	Bonus
Attained	Amount
Less than $150 million	$0
$150 million	$0
$225 million	$15 million
$300 million	$30 million
$350 million	$45 million
More than $350 million	$45 million

For purposes of the cost synergy bonus, the Cost Synergy Level Attained means the annual run-rate of cost savings achieved by the Company as of March 12, 2013 that are attributable to the Merger. The cost savings will be calculated on a pre-tax basis, applying generally accepted accounting principles and otherwise consistent with the timing and methods of cost synergy measurements used in reports provided to the Board of Directors and included in the Company’s public filings. The calculation will not include any revenue synergies. To the extent the cost synergy level attained is between two values set forth in the table above, the cost synergy bonus will be determined by linear interpolation between the two corresponding cost synergy bonus amount values. In addition, each bonus amount set forth in the table above will be increased at an interest rate of 4.5% compounded annually over the three-year period beginning on March 12, 2010.

Mr. Archibald also was entitled to participate in all group welfare plans as are generally made available to the Company’s senior executives and all fringe benefit and perquisite programs as are generally made available to Mr. Lundgren. In addition, Mr. Archibald was entitled to receive certain perquisites and benefits that he had been receiving as of December 31, 2008 pursuant to his employment agreement with Black & Decker, including business and personal use of the Company’s aircraft. The Company will continue to honor certain of Mr. Archibald’s entitlements under his employment agreement with Black & Decker and other compensation plans or arrangements of Black & Decker, including (i) a payment of $3,750,000 in respect of Black & Decker’s executive annual incentive plan for the 2009 performance period (to the extent not previously paid by Black & Decker), (ii) a payment of $4,725,000 in respect of Black & Decker’s 2008 Executive Long Term Incentive/Retention Plan (to the extent not previously paid by Black & Decker), (iii) any amounts owed to Mr. Archibald under Black & Decker’s Supplemental Executive Retirement Plan, Supplemental Pension Plan and Supplemental Retirement Savings Plan, (iv) retiree medical benefit coverage for Mr. Archibald and his spouse (to the extent Mr. Archibald is eligible to receive such benefit coverage upon his retirement under Black & Decker’s applicable plans), and (v) reimbursement of all legal fees and expenses Mr. Archibald incurs as a result of the application of Section 4999 of the Code to the payments and benefits under his agreement with the Company.

Pursuant to Mr. Archibald’s employment agreement with Black & Decker, upon completion of the Merger, he would have been entitled to a severance payment in the amount of $20,475,000, as well as a gross-up payment if he were to be subject to the excise tax imposed by Section 4999 of the Code, based on Mr. Archibald not becoming chairman, president and chief executive officer of the Company. Under the terms of Mr. Archibald’s agreement with the Company, however, Mr. Archibald agreed to waive his entitlement to the severance payment and the gross-up payment that would have been payable under the Black & Decker employment agreement upon completion of the Merger.

Under his agreement with the Company, if, prior to his retirement on March 12, 2013, Mr. Archibald’s employment was terminated by the Company without cause or if Mr. Archibald terminated his employment as a result of a constructive termination of employment, (i) Mr. Archibald would have received the cost synergy bonus described above (as if Mr. Archibald had remained continuously employed by the Company through March 12, 2013 and based on the actual Cost Synergy Level Attained as of such date), (ii) all outstanding equity awards would have immediately vested, (iii) Mr. Archibald and his eligible dependents would have received continued health and welfare benefits coverage until March 12, 2013, and (iv) Mr. Archibald would have been subject to a non-competition covenant through March 12, 2013 and a twenty-four month non-solicitation covenant. As a condition to receiving the payments described above, Mr. Archibald would have been required to execute a general release of claims. See the “Termination Provisions Summary” table on page 41, and the footnotes thereto, for information regarding payments which would have become payable to Mr. Archibald if his employment had terminated effective December 29, 2012.

Termination and Change in Control Provisions

The Company has adopted a separation pay policy applicable to executive officers and certain other members of management pursuant to which the Company will provide separation pay upon a termination of employment that is permanent, involuntary, initiated by the Company through no fault of the affected employee, and is the direct result of a job elimination or combination with another position. The purpose of the policy is to help affected individuals transition to new employment without any loss in base compensation for a specified period. Pursuant to this policy, subject to adjustment, as required to comply with Section 409A of the Code, a named executive officer who qualifies for separation pay under the policy would receive up to one year’s pay at his or her annual base salary at the date of termination, continued life, AD&D, medical, dental and vision insurance coverage through the end of the month in which he or she receives separation pay, provided he or she makes the necessary contributions, and would be allowed 180 days plus two calendar months to exercise any vested but unexercised stock options. Any employee who is at least 55 years of age and has at least 20 years of consecutive service with the Company at the time of termination also would be eligible to receive a special medical subsidy equal to 50% of normal COBRA costs for a maximum of 18 months. The separation pay policy would not apply to Messrs. Lundgren, Loree or Archibald, whose severance would be governed by the terms of their agreements as described above.

The Company’s MICP, its 2001 and 2009 Long-Term Incentive Plans (the “2001 LTIP,” the “2009 LTIP,” respectively), the proposed 2013 LTIP (collectively with the 2001 LTIP and the 2009 LTIP, the “LTIPs”) and change in control severance agreements with each of Messrs. Lundgren, Allan, Ansell and Loree, and other senior officers of the Company (“Change in Control Agreements”) include provisions for the acceleration of payments and/or other benefits upon the occurrence of a “Change in Control.”

A change in control under the MICP, the LTIPs and the Change in Control Agreements is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; (ii) there is a change in the composition of the Board of Directors such that less than a majority of the members were elected, nominated or appointed by at least two thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

With respect to awards granted pursuant to the 2001 LTIP and the 2009 LTIP prior to October 13, 2011, and LTIP and MICP awards granted after October 13, 2011 that are not assumed or replaced by a resulting entity, unless otherwise determined by the Compensation Committee at the time of grant of an award, upon the occurrence of a Change in Control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels and (ii) with respect to awards under the LTIPs, all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms, all performance awards will become payable or distributable, pro rata, assuming achievement at target and all restrictions applicable to restricted stock and RSUs will immediately lapse.

With respect to awards granted after October 13, 2011, the LTIPs and the MICP generally provide for a so-called “double trigger” acceleration in connection with a change in control (each as defined in the applicable plan). Accordingly, no such awards would be accelerated if such awards are assumed or replaced by the resulting entity with an equivalent award and the participant does not incur a qualifying termination prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of awards under the LTIPs.

The Company initially entered into a Change in Control Agreement with Mr. Lundgren when he commenced employment on March 1, 2004 and with Mr. Loree on May 9, 2003. The Company entered into amended and restated Change in Control Agreements with each of the foregoing executives on December 10, 2008, in order to comply with the rules of Section 409A of the Code. The changes reflected in the amended and restated Change in Control Agreements do not generally affect the scope or amount of benefits the respective executive officer would be entitled to receive. The Company entered into the amended and restated Change in Control Agreement with Mr. Allan on February 23, 2009. The Forms of Change in Control Agreements executed with Messrs. Allan, Ansell, Loree and Lundgren are on file as exhibits to the Company’s Annual Report on Form 10-K for the year ended January 3, 2009.

These agreements provide for a two year term, subject to recurring one year extensions unless 90 days’ advance notice is given not to extend the term. In addition, if a Change in Control occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the Change in Control. In order to receive benefits under these agreements, an executive officer must incur a qualifying termination of employment during the term of the agreement. A qualifying termination of employment will generally occur if the executive officer’s employment is actually or constructively terminated within two years following a Change in Control.

The agreements provide for the following upon a qualifying termination: (i) a lump sum cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Allan and Ansell) annual base salary; (ii) a cash payment equal to 3 times (for Messrs. Lundgren and Loree) or 2.5 times (for Messrs. Allan and Ansell) average annual bonus over the 3 years prior to termination; (iii) continuation of certain benefits and perquisites for 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan and Ansell) (or, if shorter, until similar benefits are provided by the executive officer’s new employer); (iv) a payment reflecting the actuarial value of an additional 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan and Ansell) of service credit for retirement pension accrual purposes under any defined benefit or defined contribution plans maintained by the Company; and (v) outplacement services (with the cost to the Company capped at $50,000). The executive officers will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

Set forth on pages 38-42 are tables setting forth the dollar amounts that would have been payable at December 29, 2012 under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $75.09, the highest reported sale price of a share of Company stock in the sixty (60) days preceding December 29, 2012, in calculating amounts payable in respect of RSUs (other than pre-Merger grants to Nolan Archibald) and performance awards following a Change in Control, and $72.06, the closing price of Company common stock on December 28, 2012, which was the last business day of the Company’s 2012 fiscal year, in calculating all other amounts payable in respect of equity awards. The Company’s 2012 fiscal year ended on December 29, 2012.

TERMINATION PROVISIONS SUMMARY
John F. Lundgren

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	6,350,000	13,479,375	0	0	0
Pro-rata bonus for year
of termination	0	0	1,875,000	1,875,000	1,875,000	1,875,000	0
SERP/Retirement Plan	7,571,835	7,571,835	7,571,835	9,870,529	7,571,835	7,571,835	7,571,835
Supplemental Retirement
Account contributions	0	0	0	1,575,819	0	0	0
Executive benefits &
perquisites	0	0	0	127,536	0	0	0
Post-termination life
insurance	134,505	134,505	137,121	138,429	134,505	0	134,505
Post-termination health &
welfare	0	0	30,799	46,198	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	14,751,162	0	0	0
Vesting of stock options	0	0	0	1,262,719	1,262,719	1,262,719	0
Vesting of restricted
stock units	23,419,500	0	23,419,500	29,379,657	28,194,142	28,194,142	23,419,500
Vesting of performance
shares	0	0	0	10,992,613	12,192,672	12,192,672	0
Total	31,125,840	7,706,340	39,384,255	83,549,037	51,230,873	51,096,368	31,125,840

TERMINATION PROVISIONS SUMMARY
Donald Allan, Jr.

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	625,000	3,263,017	0	0	0
Pro-rata bonus for year
of termination	0	0	570,400	460,000	570,400	570,400	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement
Account contributions	0	0	0	257,877	0	0	0
Executive benefits &
perquisites	0	0	0	80,000	0	0	0
Post-termination
life insurance	0	0	11,546	28,865	0	0	0
Post-termination health &
welfare	0	0	8,307	36,695	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	2,906,099	0	0	0
Vesting of stock options	0	0	0	307,938	307,938	307,938	0
Vesting of restricted
stock units	0	0	0	4,974,769	4,774,029	4,774,029	0
Vesting of performance
shares	0	0	0	1,313,359	1,535,181	1,535,181	0
Total	0	0	1,215,253	13,678,619	7,187,548	7,187,548	0

TERMINATION PROVISIONS SUMMARY
Jeffery D. Ansell

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	575,000	3,041,167	0	0	0
Pro-rata bonus for year of
termination	0	0	575,400	420,000	575,400	575,400	0
SERP/Retirement Plan	0	0	0	0	0	0	0
Supplemental Retirement
Account contributions	0	0	0	223,633	0	0	0
Executive benefits &
perquisites	0	0	0	76,875	0	0	0
Post-termination life insurance	0	0	7,326	18,315	0	0	0
Post-termination health &
welfare	0	0	15,186	53,345	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	2,290,472	0	0	0
Vesting of stock options	0	0	0	307,938	307,938	307,938	0
Vesting of restricted stock units	0	0	0	4,974,769	4,774,029	4,774,029	0
Vesting of performance shares	0	0	0	1,300,762	1,527,619	1,527,619	0
Total	0	0	1,172,912	12,757,276	7,184,986	7,184,986	0

TERMINATION PROVISIONS SUMMARY
Nolan D. Archibald

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	0	0	0	0	0
Pro-rata bonus for year of
termination	1,875,000	0	1,875,000	1,875,000	1,875,000	1,875,000	1,875,000
Black & Decker Pension Plan	842,369	842,369	842,369	842,369	842,369	436,553	842,369
Black & Decker SERP	0	0	0	0	0	0	0
Black & Decker Supplemental
Pension Plan	0	0	0	0	0	0	0
Supplemental Retirement
Account contributions	0	0	0	0	0	0	0
Executive benefits &
perquisites	0	0	0	0	0	0	0
Post-termination
life insurance	381,048	381,048	382,029	382,029	381,048	0	381,048
Post-termination health &
welfare	0	0	4,070	4,070	0	0	0
Outplacement	0	0	0	0	0	0	0
280G tax gross-up	0	0	0	0	0	0	0
Vesting of stock options	1,212,893	1,212,893	19,814,025	19,814,025	19,814,025	19,814,025	1,212,893
Vesting of restricted
stock/RSUs	11,158,934	6,167,111	11,439,903	11,778,282	11,439,903	11,439,903	11,158,934
Vesting of cost
synergy bonus	0	0	51,352,476	51,352,476	51,352,476	51,352,476	0
Total	15,470,244	8,603,421	85,709,872	86,048,251	85,704,821	84,917,957	15,470,244

TERMINATION PROVISIONS SUMMARY
James M. Loree

			Involuntary
			w/out
			Cause or
			Voluntary	Involuntary
			for Good	w/out
	Voluntary	Involuntary	Reason	Cause		Death
	Resignation	For Cause	(no CIC)	upon CIC	Disability	(Pre-retirement)	Retirement
Severance	0	0	3,180,000	6,298,950	0	0	0
Pro-rata bonus for year
of termination	0	0	780,000	780,000	780,000	780,000	0
SERP/Retirement Plan	4,938,285	4,938,285	4,938,285	6,106,950	4,938,285	4,938,285	0
Supplemental Retirement
Account contributions	0	0	0	721,628	0	0	0
Executive benefits &
perquisites	0	0	0	147,053	0	0	0
Post-termination
life insurance	0	0	32,364	48,546	0	0	0
Post-termination health &
welfare	0	0	47,398	71,097	0	0	0
Outplacement	0	0	0	50,000	0	0	0
280G tax gross-up	0	0	0	7,384,772	0	0	0
Vesting of stock options	0	0	0	841,813	841,813	841,813	0
Vesting of restricted stock
units	0	0	14,412,000	18,146,794	17,414,542	17,414,542	0
Vesting of performance
shares	0	0	0	5,347,939	5,830,903	5,830,903	0
Total	4,938,285	4,938,285	23,390,047	45,945,542	29,805,543	29,805,543	0

Footnotes to Termination Provision Summary Tables

The Company’s 2012 MICP, which applied to the awards that were outstanding at fiscal year end, provided that, upon an occurrence of a change in control, payments will be made on a pro rata basis, assuming performance at target, as discussed above. The Company’s MICP provides that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability, death or retirement, payments will be made on a pro rata basis based on actual performance. Mr. Lundgren’s and Mr. Loree’s employment agreements provide that in the case of termination that is involuntary without cause or voluntary for good reason and termination in the event of disability or death, bonus payments will be made on a pro rata basis assuming performance at target.

The amount of benefits payable under the SERP/Retirement Plan for Messrs. Lundgren and Loree is the net amount payable after giving effect to the offset of certain amounts payable pursuant to the Supplemental Retirement Account Plan.

Benefits that Messrs. Lundgren, Loree and Archibald would be entitled to receive if their employment were terminated by the Company without cause or if they were to terminate their employment as a result of a constructive termination of employment are described on pages 33-37 under the heading “Executive Officer Agreements.” Under the terms of his employment agreement, the Merger RSUs granted to Mr. Lundgren will become immediately and fully vested in the event of his retirement which was defined, for this purpose, as Mr. Lundgren’s termination of his employment for any reason following completion of the Merger. The standard terms of the Company’s stock option and restricted unit awards provide that those awards will become fully vested upon retirement, as defined in the terms of grant. Retirement for these purposes is defined as achievement of age 55 and 10 years of service with the Company or any affiliate; accordingly, Mr. Archibald’s annual bonus would have been paid and the stock option and restricted stock unit awards he received in December 2010, December 2011 and December 2012 would have become fully vested had he retired on December 29, 2012. Under the terms of the Black & Decker plans pursuant to which they were granted, Mr. Archibald also would vest, pro rata, in the Restricted Stock Awards that were granted to him prior to the Merger. Unvested stock options granted prior to the Merger would be cancelled.

Under the terms of the Change in Control Severance Agreements between the Company and Messrs. Lundgren, Allan, Ansell and Loree, these executives would be entitled to life, disability, health and accident insurance coverage for a period of 3 years (for Messrs. Lundgren and Loree) or 2.5 years (for Messrs. Allan and Ansell) upon a termination without cause following a Change in Control. The estimated value of these benefits includes the product of the annual premiums for fully-insured plans and the equivalent costs for self-insured plans paid by the Company for life, health and accident insurance coverage for these executives during 2012 multiplied by the appropriate period of time.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, the cost incurred by the Company for use of the car the executive is currently using, subject to the limits established by the Company as to the amount it will pay in any year, and an estimate of $5,000 per year as the cost of annual physicals.

The value attributable to the vesting of performance shares has been determined assuming performance at target for terminations following a change in control, consistent with the award terms. For termination upon retirement, death or disability, the award provisions specify that distributions would be made, pro rata, at the time awards are otherwise distributed based on the Company’s actual performance for the performance period. The value included in the calculations for performance awards for the 2010-2012 performance awards equals the amount distributed pursuant to these awards in February 2013. It is not possible to project with any accuracy the distributions that would be made for the Working Capital Incentive Program; accordingly, the calculations with respect to distributions upon retirement, death or disability include amounts based on performance at threshold for this Program. Performance in 2011 achieved maximum EPS goal and was between target and maximum ROCE goal established for 2011 under the 2011-2013 performance program. Performance in 2012 was between threshold and target EPS and ROCE goals established for 2012 for the 2011-2013 performance program and was between threshold and target EPS goal and achieved threshold ROCE goal established for 2012 under the 2012-2014 performance program. The calculations with respect to distributions upon retirement, death or disability for the 2011-2013 and 2012-2014 performance periods include the amounts that would have been distributed based on achievement of these goals when distributions are made for these programs had retirement, death or disability occurred on December 29, 2012, as well as a pro-rata bonus based on performance at target for the TSR component of the 2011-2013 and 2012-2014 programs.

     Director Compensation

          The Corporate Governance Committee is responsible for recommending compensation programs for our non-employee directors to our Board of Directors. Accordingly, the Chairman of the Corporate Governance Committee annually collects market data regarding director compensation and reviews that data with the Corporate Governance Committee. The Corporate Governance Committee then considers whether, in light of that data, any changes in the amount or manner in which the Company compensates its independent directors is appropriate, and provides its recommendation to the full Board. The Company’s executive officers do not determine or recommend the amount or form of director compensation and the Corporate Governance Committee has not delegated its responsibility to recommend director compensation. See the discussion on page 7 under the heading “Director Compensation” for a description of the compensation provided to the non-employee directors of the Company.

					Change in
					Pension Value
					and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John G. Breen	150,000	125,000	0	0	0	0	275,000
George W. Buckley	125,000	125,000	0	0	0	5,000	255,000
Patrick D. Campbell	125,000	125,000	0	0	0	484	250,484
Carlos M. Cardoso	125,000	125,000	0	0	0	0	250,000
Virgis W. Colbert	125,000	125,000	0	0	0	3,484	253,484
Robert B. Coutts	140,000	125,000	0	0	0	3,025	268,025
Benjamin H. Griswold, IV	142,623	125,000	0	0	0	0	267,623
Eileen S. Kraus	145,000	125,000	0	0	0	0	270,000
Anthony Luiso	125,000	125,000	0	0	0	0	250,000
Marianne M. Parrs	125,000	125,000	0	0	0	4,954	254,954
Robert L. Ryan	140,000	125,000	0	0	0	1,419	266,419

Footnote to Column (c) of Director Compensation Table:
The amount set forth in column (c) reflects the grant date fair value of 1,594 restricted share-based grants, which must be settled in cash, with dividend equivalent rights that were granted to each director on April 17, 2012. The dollar amount associated with all outstanding restricted stock unit and stock option awards recognized for financial statement reporting purposes for the fiscal year ended December 29, 2012 in accordance with Financial Accounting Standards Board Codification Topic 718—Stock Compensation was $1,100,000. See footnote J of the Company’s report on Form 10-K for assumptions used in the valuation of these awards and related disclosures.

Footnote to Column (g) of Director Compensation Table:
The amount set forth in column (g) reflects the cost to the Company of providing products to the Directors under the Directors Product Program.

Prior to 2004, the Company made grants of stock options to non-employee directors pursuant to the Company’s Stock Option Plan for Non-Employee Directors. That plan expired in September 2004 and a Restricted Stock Unit Plan for Non-Employee Directors was adopted in April 2004. Commencing in 2004, non-employee directors have received restricted share based grants that must be settled in cash and have not received grants of stock options. Options to acquire stock of The Black & Decker Corporation that were held by directors of Black & Decker prior to the Merger were converted into options to acquire stock of the Company pursuant to the terms of the Merger Agreement. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year end for each director is as follows:

	Aggregate Stock-Related Awards	Aggregate Option Awards
Name	Outstanding (#)	Outstanding (#)
John G. Breen	16,530	0
George W. Buckley	5,030	0
Patrick D. Campbell	7,030	0
Carlos M. Cardoso	9,030	0
Virgis W. Colbert	16,530	2,318
Robert B. Coutts	9,030	0
Benjamin H. Griswold, IV	5,030	0
Eileen S. Kraus	16,530	3,000
Anthony Luiso	3,239	0
Marianne M. Parrs	9,030	0
Robert L. Ryan	5,030	0

ITEM 2—APPROVAL OF THE STANLEY BLACK & DECKER 2013 LONG-TERM INCENTIVE PLAN

The Company is seeking shareholder approval of the Stanley Black & Decker 2013 Long-Term Incentive Plan (the “2013 LTIP”). The Company grants awards under our long-term incentive plan to approximately 200 of our employees annually. In 2012, the Company granted 1.8 million shares under the Company’s 2009 Long-Term Incentive Plan (as amended, the “2009 LTIP”) which contains a limit of 13,200,000 shares; of which only 505,851 remain available. Of the 2012 awards under the 2009 LTIP, 32% were awarded to the Company’s named executive officers; and 68% were awarded to other participants, including other executive officers. On March 1, 2013, the closing market price of the Company’s common stock as reported on the New York Stock Exchange was $77.59 per share.

The annual dilution as a result of awards made since the Merger was approximately 0.84 % in each of 2011 and 2012. Dilution is generally defined as the total equity awards granted less cancellations, divided by total common shares outstanding at the beginning of the year. The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. Burn rate differs from dilution, as it does not account for equity awards that have been cancelled. The Company’s annual burn rate since the Merger was approximately 1.0% in each of 2011 and 2012.

An additional metric that the Company uses to measure the cumulative impact of our equity program is overhang (equity awards outstanding but not exercised, plus equity awards available to be granted, divided by total common shares outstanding at the end of the year). Since the Merger, the Company’s overhang was 8.74% in 2011 and 8.18% in 2012.

The Board has authorized the issuance of 16,000,000 shares of the Company’s common stock in connection with awards pursuant to the 2013 LTIP. In authorizing the number of shares available for issuance under the 2013 LTIP, the Board considered the Company’s historical grant practices as well as the potential dilution and potential cost of the plan (sometimes referred to as shareholder value transfer). The Company estimates that, based on its historical grant practices since the Merger, the number of shares authorized under the 2013 LTIP would last approximately 4 years.

The Board adopted the 2013 LTIP on February 19, 2013, to be effective as of January 1, 2013, and is recommending that the shareholders approve the 2013 LTIP at the Annual Meeting. The 2013 LTIP is substantially similar to the 2009 LTIP, other than (i) an increase in the number of shares available under the plan from 13,200,000 to 16,000,000 and (ii) adjustment of the full value award ratio such that each share underlying a full value award counts as 3.19 shares under the 2013 LTIP instead of 2.25 shares under the 2009 LTIP. The 2013 LTIP also includes various shareholder-friendly provisions, such as:

  a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a “Change in Control” (as defined in the 2013 LTIP) of the Company if (1) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the 2013 LTIP and (2) a participant holding the replacement or substitute award does not incur an involuntary termination of employment within two years following the Change in Control, as further discussed below;

  a full value award conversion ratio of 3.19, which limits the number of awards under the 2013 LTIP available to be granted as full value awards;

  prohibitions against (1) repricing options or stock appreciation rights and (2) buyout or replacement of options or stock appreciation rights with an exercise or strike price that is less than the original exercise or strike price of the award;

  settlement of dividend equivalents with respect to an award only to the extent that the underlying award vests (including performance awards); and

  a rolling three-year limit on (1) the number of shares with respect to which options and stock appreciation rights may be granted to any individual participant and (2) the maximum fair market value of payments to any executive officer made in connection with any full value performance awards.

The 2013 LTIP is designed to comply with the requirements of applicable federal and state securities laws, and the Internal Revenue Code of 1986, as amended (the “Code”). The 2013 LTIP provides the Company with the ability to grant awards that qualify under the performance-based exclusion from the deduction limitations under Section 162(m) of the Code. The summary that follows is qualified in its entirety by reference to the full text of the 2013 LTIP, a copy of which is attached hereto as Exhibit A.

The 2013 LTIP permits the granting of (i) stock options, including incentive stock options (“ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) Stock Appreciation Rights (“SARs”), (iii) restricted stock and restricted stock units (“RSUs”), (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on the Company’s common stock (“Other Stock-Based Awards”). Under the 2013 LTIP, awards may be granted until December 31, 2022. Each of the awards will be evidenced by an award document setting forth the terms and conditions applicable thereto.

The Board has authorized the issuance of 16,000,000 shares of the Company’s common stock (approximately 10% of the total shares outstanding on February 19, 2013) in connection with awards pursuant to the 2013 LTIP. No more than one million of those shares are available for the exercise of ISOs. The number of shares with respect to options and SARs that may be granted under the 2013 LTIP to any individual participant in any consecutive three-year period during the term of the 2013 LTIP may not exceed four million shares. The maximum fair market value of payments to any executive officer made in connection with any long-term performance awards, other than SARs and stock options, shall not exceed, during any three-year period, four percent of the Company’s shareholder’s equity as of the end of the year immediately preceding the commencement of such three-year period.

Each share with respect to which an option or stock-settled SAR is granted under the 2013 LTIP will reduce the aggregate number of shares that may be delivered under the 2013 LTIP by one share, and each share with respect to which any other award denominated in shares is granted under the 2013 LTIP will reduce the aggregate number of shares that may be delivered under the 2013 LTIP by 3.19 shares.

All shares available for granting awards in any year that are not used will be available for use in subsequent years. If the 2013 LTIP is approved by shareholders, no future awards will be made under the 2009 LTIP. However, if any shares subject to any award under the 2013 LTIP, under the 2009 LTIP or the Company’s 2001 Long-Term Incentive Plan (the “2001 LTIP”) are forfeited or cancelled, or if any such award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such awards will be available for future awards under the 2013 LTIP. If another company is acquired by the Company or an affiliate of the Company, any awards made and any of the Company’s shares delivered upon assumption of or in substitution for outstanding grants made by the acquired company may be deemed to have been granted under the 2013 LTIP, except for grants to persons who become executive officers of the Company, and would not decrease the number of shares available for grants under the 2013 LTIP.

Purpose

The purpose of the 2013 LTIP is to provide appropriate incentives and rewards to key employees and certain other individuals who are contributing to the Company’s future success and prosperity, thus enhancing the value of the Company for its shareholders and enabling the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of the Company depend.

Plan Administration

The 2013 LTIP is administered by the Compensation and Organization Committee of the Board (the “Compensation Committee”), which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Code (see the description of the Compensation Committee on page 7). The Compensation Committee may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2013 LTIP will be binding on all interested parties. The Compensation Committee may delegate to officers or managers of the Company certain authority with respect to the granting, cancellation and modification of awards other than awards to executive officers of the Company.

Amendment; Termination

The Board may amend, suspend or terminate the 2013 LTIP or any award under the 2013 LTIP, including amendments that might increase the cost of the 2013 LTIP to the Company, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the granting of options, SARs or Other Stock-Based Awards including rights to purchase shares at prices below fair market value at the date of the grant of the award. Further, except as otherwise contemplated by the 2013 LTIP, no amendment or similar action may impair the rights of any participant in the 2013 LTIP if the action is taken in connection with or following a Change in Control of the Company.

Eligibility

Awards may be made by the Compensation Committee to any salaried employee of the Company or of any affiliate or any non-employee director of an affiliate; provided that ISOs may only be granted to employees of the Company. Currently, there are approximately 200 individuals whom the Company believes would be eligible to participate in the 2013 LTIP subject to any necessary approvals by the Compensation Committee.

Terms and Conditions of Options

An award of stock options entitles a participant to purchase a specified number of shares during a specified term (not longer than ten years from the date of grant) at a fixed price, affording the participant an opportunity to benefit from appreciation in the market price of the Company’s common stock from the date of grant. Stock options will vest and become exercisable over the exercise period established by the Compensation Committee in the award document. The Compensation Committee may accelerate the exercisability of outstanding stock options at such times and under such circumstances as it deems appropriate. Stock options are exercisable during a grantee’s lifetime only by the grantee. In addition, ISOs awarded under the 2013 LTIP must comply with the requirements of Section 422 of the Code.

The stock option exercise price will be as determined by the Compensation Committee, provided that the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant. The exercise price may be fully paid in cash or, as the Compensation Committee may determine, by delivery of the Company’s common stock previously owned by the grantee equal in value to the exercise price or by having shares of the Company’s common stock with a value (on the date of exercise) equal to the exercise price, withheld by the Company (or in any combination of the foregoing). A grantee of a stock option (and any tandem SAR) will not have the rights of a stockholder until certificates for the shares underlying the stock options are recorded in the grantee’s name.

Stock Appreciation Rights

Unless the Compensation Committee determines otherwise, a participant granted a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee so determines in the case of a SAR granted in tandem with another award, as of the grant date of the other award), of a share of the Company’s common stock over the grant price of the SAR. Subject to the provisions of the 2013 LTIP, the Compensation Committee has the right to determine the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of SARs, except that no SARs may be exercisable more than ten years from the date of grant.

Restricted Stock, RSUs and Performance Awards

An award of restricted stock is an award of the Company’s common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a restricted period of time determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions on the award as it deems appropriate, including on the right to vote shares of restricted stock and to receive dividends. The Compensation Committee may provide that the restrictions will lapse separately or in combination, in installments or otherwise, as it deems appropriate. An award of RSUs creates a right in the grantee to receive the Company’s common stock at the end of a specified period. Performance awards may provide that upon vesting the grantee will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Compensation Committee shall determine, and shall be payable (or exercisable) based upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. Shares granted as performance awards are shares of the Company’s common stock that are subject to restrictions based upon the attainment of performance objectives established by the Compensation Committee. Such performance objectives may be based on various financial measures of the Company’s (or its applicable subsidiary’s, affiliate’s, division’s, department’s, or unit’s) performance, upon cost targets, reductions or savings, upon strategic business criteria, or upon a grantee’s attainment of specific objectives set by the Company for that grantee’s performance. Restricted stock, RSUs and shares granted as performance awards are all subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Compensation Committee.

Upon the award of restricted stock or shares granted as performance awards, the grantee will have the rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the grantee’s award document. An award of RSUs does not confer stockholder rights on the grantee, other than dividend rights, during the specified restricted period.

Dividend Equivalents

Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares. Dividend equivalents credited in respect of restricted stock, RSUs, or a performance award will vest (or be forfeited) and will settle at the same time as the underlying award to which they relate. Under the 2013 LTIP, dividend equivalents are prohibited for awards in connection with stock options or SARs.

Other Stock-Based Awards

Other Stock-Based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company’s common stock.

Change in Control

Generally, unless a “Replacement Award” (as defined in the 2013 LTIP) is provided to the applicable participant, in the event of a Change in Control, unless otherwise provided in an applicable individual agreement, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted stock and each RSU, performance award, dividend equivalent and Other Stock-Based Award will lapse and the awards will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

Upon the termination of the employment of a participant who holds Replacement Awards (i) by the participant for “Good Reason” (as defined in the 2013 LTIP), (ii) by the Company without “Cause” (as defined in the 2013 LTIP), or (iii) due to the participant’s death, “Disability” (as defined in the 2013 LTIP) or “Retirement” (as defined in the 2013 LTIP), in any case during the period of two years after a Change in Control, (1) all Replacement Awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (2) all options and SARs held by the participant immediately before such termination of employment that the participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for a period of three years following such termination of employment or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).

Restrictions on Transfer

Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee may, however, grant non-qualified stock options that are transferable to the grantee’s immediate family members or to trusts or partnerships for such family members.

Adjustment

The Compensation Committee may adjust the number and type of shares that may be made the subject of new awards or are then subject to outstanding awards and other award terms, and in the event of a stock split, stock dividend or other extraordinary corporate event may provide for a cash payment to a participant relating to an outstanding award, or may adjust the number and type of shares which may be subject to ISOs and which are subject to the three year, per-participant limitations on options and SARs, in the event of a stock split, stock dividend, or other extraordinary corporate event. The Compensation Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles. Other than in connection with the foregoing extraordinary corporate events, however, outstanding awards may not be amended to reduce the purchase price per share purchasable under a stock option or the grant price of SARs, or to cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original stock options or SARs, as applicable, without shareholder approval.

Certain Federal Income Tax Considerations

THE FOLLOWING DISCUSSION OF CERTAIN RELEVANT FEDERAL INCOME TAX EFFECTS APPLICABLE TO AWARDS GRANTED UNDER THE 2013 LTIP IS A SUMMARY ONLY, AND REFERENCE IS MADE TO THE INTERNAL REVENUE CODE AND REGULATIONS PROMULGATED THEREUNDER FOR A COMPLETE STATEMENT OF ALL RELEVANT FEDERAL TAX PROVISIONS. HOLDERS OF AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE REALIZATION OF ANY SUCH AWARDS, AND HOLDERS OF THE COMPANY’S COMMON STOCK PURSUANT TO AWARDS SHOULD CONSULT THEIR TAX ADVISORS BEFORE DISPOSING OF ANY SUCH SHARES. SECTION 16 INDIVIDUALS SHOULD NOTE THAT SOMEWHAT DIFFERENT RULES THAN

THOSE DESCRIBED BELOW MAY APPLY TO THEM. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES. Under current federal income tax laws, awards under the 2013 LTIP will generally have the following tax consequences:

The grant of a stock option or SAR under the 2013 LTIP will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. Other awards under the 2013 LTIP, including non-qualified options and SARs, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2013 LTIP. Different tax rules may apply to specific participants and transactions under the 2013 LTIP.

2013 LTIP Benefits

As discussed on pages 16-18, above, the Company’s long-term incentive programs generally include time-vesting stock options and RSUs, most of which are granted in December of each year, and performance awards that are typically granted during the first quarter of each year with a three year measurement period. Performance awards that have been approved for issuance under the 2013 LTIP, subject to shareholder approval, relate to the 2013-2015 measurement period. The threshold, target and maximum number of shares that have been approved for issuance to each of the officers identified in the Summary Compensation Table, all current executive officers as a group, all current non-employee directors as a group and all employees (not including executive officers) as a group are as follows:

Performance Award Grants

Name and Principal Position	Threshold	Target	Maximum
John F. Lundgren	24,631	49,261	82,102
Donald Allan, Jr.	3,947	7,894	15,789
Jeffery D. Ansell	3,631	7,263	14,526
Nolan D. Archibald	0	0	0
James M. Loree	12,789	25,578	40,925
All current executive officers as a group	68,513	137,019	247,388
All current non-employee directors as a group	0	0	0
All employees (not including executive officers) as a group	14,892	29,784	59,567

The number of stock options and time vesting RSUs that will be granted under the 2013 LTIP during 2013 are not yet determinable. Grants of stock options and time vesting RSUs issued to the individuals named in the Summary Compensation Table under our 2009 LTIP during 2012 are set forth in the Grant of Plan Based Awards Table on page 25. The awards issued under the 2009 LTIP to all current executive officers as a group, all current non-employee directors as a group and all employees (not including executive officers) as a group during 2012 are as follows:

Stock Option and RSU Grants

	Options	RSUs
All current executive officers as a group	531,075	174,088
All current non-employee directors as a group	0	0
All employees (not including executive officers) as a group	575, 000	271,870

Equity Compensation Plan Information

Compensation plans under which the Company’s equity securities are authorized for issuance at December 29, 2012 follow:

	(A)	(B)	(C)
Number of securities
remaining available for
	Number of securities to be		future issuance under equity
	issued upon exercise of		compensation plans
	outstanding options and	Weighted-average exercise	(excluding securities
Plan Category	stock awards	price of outstanding options	reflected in column (A))
Equity compensation plans
approved by security holders	12,568,500 (1)	$56.90 (2)	3,092,619 (3)
Equity compensation plans
not approved by security holders (4)	—	—	—
Total	12,568,500	$56.90	3,092,619 (3)

(1)	Consists of 9,056,493 shares underlying outstanding stock options (whether vested or unvested) with a weighted average exercise price of $56.90 and a weighted average term of 5.69 years; 3,311,857 shares underlying time-vesting RSUs that have not yet vested and the maximum number of shares that will be issued pursuant to outstanding long term performance awards if all established goals are met; and 191,235 of shares earned but related to which participants elected deferral of delivery. All stock-based compensation plans are discussed in Note J, Capital Stock, of the Notes to the Consolidated Financial Statements in Item 8 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012.
(2)	There is no cost to the recipient for shares issued pursuant to time-vesting RSUs or long term performance awards. Because there is no strike price applicable to these stock awards they are excluded from the weighted-average exercise price which pertains solely to outstanding stock options.
(3)	Consists of 2,586,768 of shares available for purchase under the employee stock purchase plan (“ESPP”) at the election of employees and 505,851 securities available for future grants by the board of directors under stock-based compensation plans.
(4)	There is a non-qualified deferred tax savings plan for highly compensated salaried employees which mirrors the qualified plan provisions, but was not specifically approved by security holders. U.S. employees are eligible to contribute from 1% to 15% of their salary to a tax deferred savings plan as described in the ESOP section of Item 8 Note L, Employee Benefit Plans, to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012. Prior to 2010 and in 2011 and 2012, the Company contributed an amount equal to one half of the employee contribution up to the first 7% of salary. In 2009, an employer match benefit was provided under the plan equal to one-quarter of each employee’s tax-deferred contribution up to the first 7% of their compensation. The investment of the employee’s contribution and the Company’s contribution was controlled by the employee participating in the plan and may include an election to invest in Company stock. The same matching arrangement was provided for highly compensated salaried employees in the “non-qualified” plan, except that the arrangement for these employees is outside of the ESOP, and is not funded in advance of distributions. Shares of the Company’s common stock may be issued at the time of a distribution from the plan. The number of securities remaining available for issuance under the plan at December 29, 2012 is not determinable, since the plan does not authorize a maximum number of securities.

Vote

As long as holders representing at least a majority of the shares of the Company’s common stock outstanding as of February 25, 2013 are present at the Annual Meeting in person or by proxy, the proposal to adopt the 2013 LTIP will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal.

The Board of Directors Recommends a Vote “FOR” Approval of the Adoption of the 2013 LTIP.

     ITEM 3—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

     Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, (“Ernst & Young”), as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for 2013 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors for the last 69 years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as registered independent public accounting firm for the 2013 fiscal year.

Fees of Independent Auditors

     General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2012, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2012. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The aggregate fees billed to the Company by Ernst & Young for professional services in 2011 and 2012 were as follows:

     Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for 2011 and 2012 were $10,410,170 and approximately $10,435,200, respectively.

     Audit Related Fees. The aggregate fees billed by Ernst & Young to the Company in 2011 and 2012 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were $397,000 and approximately $2,968,180 respectively. Audit related services generally include fees for audits of companies acquired and sold (such as the Company’s divestiture of its HHI business in 2012), pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

     Tax Fees. The aggregate fees billed by Ernst & Young to the Company in 2011 and 2012 for professional services rendered for tax compliance, tax advice and tax planning were $5,889,130 and approximately $5,381,942, respectively. Tax services include domestic and foreign tax compliance and consulting.

     All Other Fees. Ernst & Young did not bill the Company for any fees for services other than audit services, audit related services and tax services in 2011 or 2012.

     ITEM 4—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, and in accordance with the results of the 2011 shareholder advisory vote regarding the frequency of the advisory vote on compensation of our named executive officers, we are asking you to vote on an advisory (non-binding) basis on the following resolution at the 2013 Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 11 to 43 of the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution.

Before you vote, please review the “Executive Summary” on pages 11 and 12, as well as the rest of our Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our post-Merger vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations. Here are the highlights of our 2012 named executive officer pay programs:

  We Achieved Strong Company Performance in 2012: We delivered strong Company performance in 2012. For example, as discussed in more detail in our January 24, 2013 earnings release:

    revenues were $10.2 billion, up 8% over 2011;

    full year diluted earnings per share, excluding merger and acquisition and other charges, totaled approximately $4.67 per share;

    working capital turns reached 7.5, an increase from 2011 working capital turns of 7.2;

    free cash flow, excluding merger and acquisition related charges and payments, totaled $1.06 billion, an increase over 2011 free cash flow of $1 billion.

  We Delivered Strong Shareholder Return in 2012: We attained double-digit total shareholder return of 12.3% in 2012 and recorded three-year annualized total shareholder return of more than 15.6% which exceeded the S&P 500 (+10.9%) over the same period.

  Since the Merger was announced, the value of a share of Company common stock has increased by more than 99% for those who held Black & Decker common stock and 64% for those who held The Stanley Works common stock, as discussed on page 11. This increase in stock price, which is more than double the increase in value realized by an investor in the S&P 500 over the same period of time, reflects the benefits the Company has realized through the efforts of the executive team and the employees they supervise.

  The Board’s Responsiveness to Shareholders Resulted in a 93.7% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance “best practices” and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.

  Long-Term Performance Targets are Aggressive: Our record over the last five years shows that performance targets for our long-term performance award programs are not easily achievable. Three of the last five performance periods paid out below target including two performance periods where there were no distributions. For the 2010-2012 performance period, we exceeded target performance for EPS and ROCE goals, and achieved performance in the 25th percentile for TSR for the 2010-2012 performance period. As a result, awards equaled 154.5% of overall target goal achievement.

  Pay for Performance Alignment is Strong: When measured against our peers, our executive compensation programs demonstrate strong alignment between executive pay and Company performance. Nearly 80% of the compensation is at risk, on average, for our named executive officers. This strengthens the alignment of executive and shareholder interests and provides a compelling incentive for executives to optimize business results.

To minimize incentives to achieve short term goals at long-term cost, our incentive programs for our named executive officers, and others, place a greater emphasis on, and provide greater rewards for, achievement of long-term goals.

  Aggregate Compensation Expenditures are Targeted at the Market Median: We adjusted target compensation for our named executive officers in connection with the Merger to reflect the increased complexity and responsibilities associated with leading a company of our combined size. On average, target total compensation for our named executive officers was positioned very close to the median compensation for executives at a peer group of similarly-sized companies.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narratives and descriptions in this Proxy Statement.

The result of the Say on Pay vote will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

VOTING INFORMATION

Only shareholders of record as of February 25, 2013 are entitled to vote

     The Company has only one class of shares outstanding. Only shareholders of record at the close of business on February 25, 2013, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 161,316,271 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

     In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

     As long as holders representing at least a majority of the shares of Company common stock outstanding as of February 25, 2013 are present at the Annual Meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as the registered independent public accounting firm for the 2013 fiscal year will be approved, the compensation of the Company’s named executive officers will be approved on an advisory basis and the proposal to approve the Company’s 2013 Long-Term Incentive Plan will be approved, if the number of votes cast in favor of each such proposal exceeds the number of votes cast against that proposal. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present. However, if a nominee in an uncontested election receives more votes “against” than “for” election, the term of that director will end on the earlier of (1) ninety (90) days or (2) the date the Board selects a successor; provided that the Board (excluding such nominee) will have the right to select any qualified individual to fill the vacancy (including, subject to the Board’s fiduciary duties to the Company, such nominee).

Voting your shares registered in your name or held in “street name”

     The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

     Shareholders of record may vote by any one of the following methods:

(1)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 16, 2013, and follow the instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com to vote over the Internet anytime up to 7:00 a.m. EDT on April 16, 2013, and follow the instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, prior to the commencement of the Annual Meeting at 9:30 a.m. EDT, on April 16, 2013, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

     If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

     If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Wells Fargo Bank, N.A., in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	CALL 1-800-652-8683 from the US or Canada (this call is toll free) to vote by telephone anytime up to 7:00 a.m. EDT on April 12, 2013, and follow the instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: www.investorvote.com to vote over the Internet anytime up to 7:00 a.m. EDT on April 12, 2013, and follow the instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, the Company’s transfer agent, no later than 7:00 a.m. EDT on April 12, 2013, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

     In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting. Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

     If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate proxy card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

   If you have shares registered in your own name:

     If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

  First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 16, 2013.

  Second, you may complete and submit a new later-dated proxy by any of the three methods described above under “Voting your shares registered in your name or held in “street name.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

  Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

   If a broker holds your shares in “street name:”

     If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

   If you are a 401(k) Plan holder:

     There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

  First, you may send a written notice to the Company’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Wells Fargo Bank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 7:00 a.m. EDT on April 12, 2013, in order to revoke your prior instructions.

  Second, you may submit new voting instructions under any one of the three methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Wells Fargo Bank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

     Shares of the common stock represented by proxies received by the Company (whether through the return of the enclosed proxy card, telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all nominees for the Board of Directors, “FOR” the Stanley Black & Decker 2013 Long-Term Incentive Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2013 fiscal year, and “FOR” the approval, on an advisory basis, of the compensation of named executive officers.

     A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

     A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

     If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. Under the New York Stock Exchange rules, certain proposals, such as the ratification of the appointment of the Company’s independent auditors, are considered “routine” matters and brokers and other nominee entities generally may vote on such matters on behalf of beneficial owners who have not furnished voting instructions. For “non-routine” matters, such as the election of directors, the approval of the Stanley Black & Decker 2013 Long-Term Incentive Plan, and the “Say on Pay” advisory vote, brokers and other nominee entities may not vote unless they have received voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee entity does not vote on a particular proposal because it does not have authority under the New York Stock Exchange rules to vote on that particular proposal without receiving voting instructions from the beneficial owner.

     Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

     All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

     For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

     Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $13,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in sending proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at the Company’s website at www.stanleyblackanddecker.com or upon written request to Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Householding

     In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon request, the Company will promptly deliver a copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., 1000 Stanley Drive, New Britain, Connecticut 06053, Attn: Investor Relations.

Shareholder Proposals for the 2014 Annual Meeting

     Shareholder proposals, submitted pursuant to Rule 14a-8 of the Exchange Act, intended to be presented at the Company’s 2014 Annual Meeting must be received by the Secretary not later than November 15, 2013 for inclusion in the Proxy Statement and form of proxy relating to such meeting. A shareholder who otherwise intends to present business at the Company’s 2014 Annual Meeting must comply with the Company’s Bylaws, which state, among other things, that to properly bring business before an annual meeting, a shareholder must give notice to the Secretary in proper written form not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal for the 2014 Annual Meeting, submitted other than pursuant to Rule 14a-8, will not be timely if received by the Secretary before November 15, 2013 or after December 15, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

     Through inadvertence, the following actions were reported late: the sale of 306 shares on February 22, 2012 by Donald Allan, Jr.; the sale of 1,125 shares on December 7, 2012 and 1,535 shares on January 26, 2012 by Michael A. Bartone; the sale of 3,355 shares on January 26, 2012 and 8,560 shares on January 31, 2012 by D. Brett Bontrager; the transfer of 1,649 shares held in the Stanley Stock Fund under the Company’s Retirement Account (401(k) Plan to other investment vehicles within that Plan on January 31, 2012 and the sale of 1,713 shares on February 17, 2012 by Craig A. Douglas; the acquisition of 12,000 time vesting RSUs on October 11, 2012 by Rhonda Gass; and the acquisition of 3,333 time vesting RSUs and 10,000 stock options on December 6, 2012 by Steven J. Stafstrom.

Questions

     If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (800) 735-3107, write to them at 48 Wall Street, New York, New York, 10005, or write to us at Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT
Secretary

EXHIBIT A

THE STANLEY BLACK & DECKER
2013 LONG-TERM INCENTIVE PLAN

Section 1. Purpose

     The purposes of this Stanley Black & Decker 2013 Long-Term Incentive Plan (the “Plan”) are to encourage selected salaried employees of Stanley Black & Decker, Inc. (together with any successor thereto, the “Company”) and selected salaried employees and non-employee directors of its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.

(d)	“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Compensation and Organization Committee of the Board.

(g)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)	“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, the average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined (or if not then trading on the New York Stock Exchange, on the securities exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there is no trading of Shares on such date, the average of the high and the low price on the next preceding date on which there was such trading. In the event that there is no public market for Shares on the date as of which fair market value is to be determined, the fair market value of Shares shall be as determined in good faith by the Committee.

(j)	“Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(k)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(l)	“Non-Employee Director” shall mean any non-employee director of an Affiliate.

(m)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as applicable.

(o)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)	“Participant” shall mean a Salaried Employee or Non-Employee Director designated to be granted an Award under the Plan.

(q)	“Performance Award” shall mean any Award granted under Section 6(d) of the Plan.

(r)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(s)	“Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(t)	“Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(u)	“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(v)	“Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(w)	“Salaried Employee” shall mean any salaried employee of the Company or of any Affiliate.

(x)	“Shares” shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(z)	“2001 Plan” shall mean the Company’s 2001 Long-Term Incentive Plan.

(aa)	“2009 Plan” shall mean the Company’s 2009 Long-Term Incentive Plan.

Section 3. Administration

     Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. The Committee may credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares.

Section 4. Shares Available for Awards

(a)	Shares Available. Subject to adjustment as provided in Section 4(b):

(i)

Calculation of Number of Shares Available. The number of Shares authorized to be issued in connection with the granting of Awards under the Plan is sixteen million (16,000,000). In addition, if any Shares covered by an Award granted under the Plan or by an award granted under the 2009 Plan or the 2001 Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become available for granting Awards under the Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 4(b), no more than one million (1,000,000) Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 3.19 Shares.

	(ii)	Accounting for Awards. For purposes of this Section 4,

		(A)	if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

		(B)	Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the 2009 Plan or the 2001 Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under the Plan.

	(iii)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or any other Shares.

(b)	Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Sections 6(g)(vi) and 6(g)(viii), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

     Any Salaried Employee, including any officer or employee-director of the Company or of any Affiliate, and any Non-Employee Director, who is not a member of the Committee shall be eligible to be designated a Participant.

Section 6. Awards

(a)	Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee may determine:

	(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

	(ii)	Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

	(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

	(iv)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

	(v)	Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:

		(A)	permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and

		(B)	permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

		(C)	grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.

(b)	Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	Restricted Stock and Restricted Stock Units.

	(i)	Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

	(ii)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

	(iii)	Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

	(iv)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction, shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(v)

Restricted Stock Units. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of 55 and completing 10 years of service or as a result of a disability within the meaning of Section 22(e)(3) of the Code. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.

(d)	Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

Performance goals shall be based on one or more, or a combination, of the following criteria, determined in accordance with generally accepted accounting principles, where applicable: (i) pre-tax income or after-tax income; (ii) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income, excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital; (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; and (xvii)

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to divestitures, joint ventures or similar transactions.

Where applicable, the performance goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, Affiliate, division, department, business unit, region, function or other organizational unit within the Company, subsidiary or Affiliate in which the Participant is employed. The performance goals may be made relative to the performance of other companies or subsidiaries, divisions, departments, business units, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance goals themselves, all as determined by the Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur) and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Subject to the terms of the Plan and any applicable Awards Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(e)	Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Dividend Equivalents credited in respect of an Award (including any Performance Award) will vest (or be forfeited) and will settle at the same time as the underlying Award to which they relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee may determine.

(f)	Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g)	General.

(i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)	Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.

(v)	Terms of Awards. Except as otherwise specified in the Plan, the Term of each Award shall be for such period as may be determined by the Committee. Notwithstanding the foregoing, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)	Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and SARs may be granted under the Plan to an individual Participant in any consecutive three-year period shall not exceed four million (4,000,000) Shares, subject to adjustment as provided in Section 4(b).

(vii)	Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(viii)	Maximum Payment Amount. The maximum fair market value of payments to any executive officer made in connection with any long-term performance awards (except for payments made in connection with Options or Stock Appreciation Rights) granted under the Plan shall not, during any three-year period, exceed four percent of the Company’s shareholders’ equity as of the end of the year immediately preceding the commencement of such three-year period.

Section 7. Amendment and Termination

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award (and the related Award Agreement), including any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, other than as contemplated by Section 9 or with the written consent of each affected Participant, no such action may impair the rights of any Participant if such action is taken in connection with or following a Change in Control (as defined below); and provided further, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

	(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii) permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 4(b), 6(a), 6(b), or 6(f) hereof.

(b)	Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(c)	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan; provided that such adjustments shall be consistent with the requirements of Section 162(m) of the Code with regard to Awards subject to Section 162(m) of the Code.

(d)	Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in subsections (b) or (c) of this Section 7 or Section 4(b), the terms of outstanding Awards may not be amended to reduce the purchase price per Share purchasable under an Option or the grant price of Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per share or grant price, as applicable, that is less than the purchase price per share or grant price of the original Options or Stock Appreciation Rights, as applicable, without shareholder approval.

(e)	Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan or such Award into effect.

Section 8. General Provisions

(a)	No Rights to Awards. No Salaried Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Salaried Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Salaried Employees who are not officers of the Company for purposes of Section 16 of the Exchange Act.

(c)	Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the minimum amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(g)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)	Construction. For purposes of the Plan, the terms “include,” “includes” and “including” shall mean such terms without limitation.

Section 9. Change in Control

(a)	In the event of a Change in Control, unless otherwise set forth in an Award Agreement or provided in an individual severance or employment agreement to which the applicable Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

	(i)	Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted Stock or Restricted Stock Units, Performance Award, Dividend Equivalent or Other Stock-Based Award will lapse and such Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 9(a)(ii) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 4(b) of the Plan to replace or adjust such outstanding Award (a “Replaced Award”). For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards or Replaced Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

(ii)

An award meets the conditions of this Section 9(a)(ii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9(a)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(iii)

If the Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability or Retirement, as such terms are hereinafter defined, during the period of two years after a Change in Control (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(b)	For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:

	(i)	any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of Board directors then serving: individuals who, on February 19, 2013, constitute the Board and any new Board director (other than a Board director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company or by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board directors then still in office who either were Board directors on February 19, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

	(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

	(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(c)	Notwithstanding any provision of the Plan to the contrary, to the extent an Award shall be deemed to be vested or earned, or to the extent the restrictions applicable to an Award shall be deemed to lapse, upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by this Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

(d)	Solely for purposes of Sections 9(b) and (d), and notwithstanding anything to the contrary in any other provision of the Plan, the following terms shall have the following meanings:

	(i)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

	(ii)	“Company” shall mean Stanley Black & Decker, Inc.;

	(iii)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; and

(e)	Unless otherwise specified in an applicable employment agreement, change in control severance agreement, change in control severance plan or award document:

	(i)	“Cause” shall mean

		(A)	the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) that has not been cured within 30 calendar days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or

		(B)	the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

	(ii)	“Disability” shall have the meaning set forth in the applicable Award Agreement (or, if not defined in the applicable Award Agreement, shall have the meaning provided in Section 22(e)(3) of the Code, or any successor provision thereto);

	(iii)	“Good Reason” shall mean, in each case without the consent of the affected Participant:

		(A)	a reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior officers of the Company and all senior officers of any Person in control of the Company;

		(B)	the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control;

		(C)	the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, in any event within seven calendar days of the date such compensation is due.

No termination of employment shall be deemed to be for Good Reason unless (I) the applicable Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the initial existence of the occurrence of such facts or circumstances, (II) the Company has failed to cure such facts or circumstances within 30 days after its receipt of such written notice, and (III) the effective date of the Participant’s termination of employment for Good Reason occurs no later than one year after the initial existence of the facts or circumstances constituting Good Reason.

(iv)	“Retirement” shall have the meaning set forth in the applicable Award Agreement (or, if not defined in the applicable Award Agreement, shall mean the Participant’s termination of employment with the Company and its Affiliates at or after attaining the age of 55 and completing 10 years of service).

Section 10. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)	If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.

(c)	Notwithstanding any provision of the Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11. Effective Date of the Plan

     The Plan shall be effective as of January 1, 2013, subject to approval by the shareholders of the Company.

Section 12. Term of the Plan

     No Award shall be granted under the Plan after December 31, 2022. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

THE STANLEY BLACK & DECKER UNIVERSITY
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY,
WATERBURY VIA I-84 EAST:

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at first stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive). Right into
entrance, follow driveway to Stanley Black &
Decker University.

FROM MASSACHUSETTS OR BRADLEY
AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive). Right into
entrance, follow driveway to Stanley Black &
Decker University.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Daylight Time, on April 16, 2013.
Vote by Internet Go to www.investorvote.com Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - George W. Buckley	☐	☐	02 - Patrick D. Campbell	☐	☐	03 - Carlos M. Cardoso	☐	☐

04 - Robert B. Coutts	☐	☐	05 - Benjamin H. Griswold, IV	☐	☐	06 - John F. Lundgren	☐	☐

07 - Anthony Luiso	☐	☐	08 - Marianne M. Parrs	☐	☐	09 - Robert L. Ryan	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve the Stanley Black & Decker 2013 Long-Term Incentive Plan.	☐	☐	☐	3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2013 fiscal year.	☐	☐	☐

		For	Against	Abstain
4.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

              01L4ME

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 16, 2013

Solicited on behalf of the Board of Directors

The shareholder(s) of Stanley Black & Decker, Inc. appoint(s) Benjamin H. Griswold, IV, Robert L. Ryan, and John F. Lundgren or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 16, 2013 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 4 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 16, 2013: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyblackanddecker.com).

(Items to be voted appear on reverse side.)

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Daylight Time, on April 12, 2013.
Vote by Internet Go to www.investorvote.com Or scan the QR code with your smartphone Follow the steps outlined on the secure website

Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
  Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Confidentiality: your instructions to the trustee on how to vote the shares allocated to you under the Stanley Black & Decker Retirement Account Plan will be kept confidential.
I hereby instruct Wells Fargo Bank, N.A., as trustee of the Stanley Black & Decker Retirement Account Plan, to vote the shares allocated to my account under that Plan as follows:
A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - George W. Buckley	☐	☐	02 - Patrick D. Campbell	☐	☐	03 - Carlos M. Cardoso	☐	☐

04 - Robert B. Coutts	☐	☐	05 - Benjamin H. Griswold, IV	☐	☐	06 - John F. Lundgren	☐	☐

07 - Anthony Luiso	☐	☐	08 - Marianne M. Parrs	☐	☐	09 - Robert L. Ryan	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approve the Stanley Black & Decker 2013 Long-Term Incentive Plan.	☐	☐	☐	3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2013 fiscal year.	☐	☐	☐

		For	Against	Abstain
4.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

              01L4OE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stanley Black & Decker, Inc.

Proxy For Annual Meeting of Shareholders

April 16, 2013

Solicited on behalf of the Board of Directors

This constitutes your instruction to Wells Fargo Bank, N.A., as Trustee under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at Stanley Black & Decker University, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 16, 2013 at 9:30 a.m. and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 16, 2013: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE BY CLICKING ON “SEC FILINGS” UNDER THE INVESTOR SECTION OF THE COMPANY’S WEBSITE (www.stanleyblackanddecker.com).

(Items to be voted appear on reverse side.)